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                                                                   EXHIBIT 10.14

                               SUBLEASE AGREEMENT

     This Sublease Agreement ("Sublease") is made and entered into by Sublandlord and Subtenant as of the 31st day of March, 1998. For valuable consideration, the receipt and adequacy of which are hereby acknowledged, Sublandlord and Subtenant agree as follows:

     1.   Definitions.  In this Sublease, the following terms have the meaning
          -----------
given to them:
          (a) Sublandlord:  MediaOne of Delaware, Inc., a Delaware corporation.

          (b) Subtenant: Segue Software, Inc., a Delaware corporation.

          (c) Master Lease: Lease dated May 19, 1997 between Edward H. Linde, Trustee of 191 Spring Street Trust under Declaration of Trust dated May 6, 1985 recorded with the Middlesex South District Registry of Deeds ("Registry") in Book 16197, Page 583 as amended by Trustee's Certificate dated as of April 15, 1994 recorded with the Registry in Book 24475, Page 408 but not individually and without personal liability, as Master Landlord ("Master Landlord"), as landlord, and Sublandlord as Tenant.

          (d) Subleased Premises: The premises consisting of the Initial Subleased Premises, the First Expansion Space and the Second Expansion Space, all as shown on Exhibit A to this Sublease along with the
                            ---------
     appurtenant right to use common facilities as set forth in Section 2.2 of the Master Lease. The Subleased Premises will be occupied by Subtenant in accordance with the Occupancy Schedule attached to this Sublease as Exhibit B.
     ---------

          (e) Building:  The building located  on the Property.

          (f) Property: The land located at 201 Spring Street, Lexington, Massachusetts, along with any and all improvements located thereon during the term of this Sublease as more particularly described in Exhibit D
                                                                 ---------
     attached.

          (g) Commencement Date:  August 1, 1998.

          (h) Expiration Date: October 31, 2007.
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          (i) Monthly Rent: (subject to waiver pursuant to Sections 3(e) and
3(1) below).


               Time Period           Monthly Rent

               8/1/98-12/31/98          $104,625
               1/1/99-6/30/99           $135,625
               7/1/99-6/30/03           $174,375
               7/1/03-10/31/07          $180,000

          (j)  Security Deposit: See Section 5(f) below.

          (k)  Rentable Area of the Subleased Premises:

               8/1/98-12/31/98          40,500 square feet
               1/1/99-6/30/99           52,500 square feet
               7/1/99-10/31/07          67,500 square feet

          (l) Rentable Area of the Building: Approximately 102,500 square feet. The area of approximately 3,800 square feet in the basement of the building (the "Basement Storage Space") is presently vacant and not included in the Rentable Area of the Building of 102,500 square feet stated in this Sublease. In the case that the Sublandlord sublets or uses the Basement Storage Space for purposes other than limited access storage, then the impact of the use and occupancy of the Basement Storage Space should be accounted for reasonably and equitably for purposes of calculating Operating Expenses, by increasing the Rentable Area of the Building for purposes of this Sublease by a reasonable and equitable amount considering the nature of the use of the Basement Storage Space and the impact of that use on Operating Expenses.

          (m) Operating Expenses Base: The actual Operating Expenses for the 12 month period commencing on the Commencement Date, adjusted pursuant to
          Section 5(c) below to reflect occupancy of 100% of the Rentable Area of the Building.

          (n)  Subtenant's Share:

               8/1/98-12/31/98          39.512%
               1/1/99-6/30/99           51.220%
               7/1/99-10/31/07          65.853%

          (determined by dividing the Rentable Area of the Subleased Premises by the Rentable Area of the Building and rounding to the nearest one thousandth of one percent).

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          (o)  Parking Spaces:

               From 8/1/98 to 12/31/98   142
               From 1/1/99 to 6/30/99    184
               From 7/1/99 to 10/31/07   236

          All parking spaces are unassigned, non-reserved, and non-designated parking spaces in those surface parking lots made available to Sublandlord pursuant to the Master Lease. Subtenant's use of the Parking Spaces shall be in common with use by other tenants and subtenants of the Building and other buildings in the business park, and shall be subject to the parking rules and regulations referenced in Section 2.2.1 of the Master Lease.

          (p) Brokers: Sublandlord's Broker is Grubb & Ellis and Subtenant's Broker is McCall & Almy.

          (q) Exhibits: The following exhibits are attached to this Lease and are made part of this Lease:

               Exhibit A            Subleased Premises
               Exhibit B            Occupancy Schedule
               Exhibit C            Garden Level Space
               Exhibit D            Legal Description of the Property

     2.   Agreement.  Sublandlord subleases the Subleased Premises to Subtenant,
          ---------
and Subtenant subleases the Subleased Premises from Sublandlord, according to the terms of this Sublease.

     3.   Plans/Construction/Commencement Dates.
          --------------------------------------

          (a) Delivery of Possession.  Sublandlord will be deemed to have
              ----------------------
delivered possession of the Initial Subleased Premises to Subtenant, and the obligation of Subtenant to pay Monthly Rent and Additional Rent shall begin, on the Commencement Date, and thereafter, Sublandlord will be deemed to have delivered possession of the First Expansion Space and the Second Expansion Space, respectively, on the dates set forth for delivery of such expansion premises on the Occupancy Schedule (each, a "Delivery Date").

          (b) Subtenant Plans.  Subtenant acknowledges and agrees that, pursuant
              ---------------
to the terms of the Master Lease, Master Landlord will construct or install in the Subleased Premises the improvements (the "Subtenant's Improvements") in accordance with Subtenant's Plans (as defined below). Further, Subtenant shall obtain the Master Landlord's approval of the Subtenant's Plans in accordance with the procedure for such approval set forth in Article 3 of the Master Lease,

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provided, however, that for purposes of this Sublease, references in the Master
Lease to: (1) "Tenant Plan Submission Date" shall mean "Subtenant's Plan Submission Date," (2) "Tenant Plans" shall mean "Subtenant's Plans," and (3) "Tenant Plan Costs" shall mean "Subtenant Plan Costs," all terms as hereinafter defined. Sublandlord shall have the right to review and approve the Subtenant's Plans, and any changes thereto, concurrently with the period for the Master Landlord's review of the Subtenant Plans, provided that Sublandlord shall not unreasonably withhold, delay or condition its approval of Subtenant's Plans. To the extent applicable, the provisions of Article III of the Master Lease shall be deemed incorporated in this Sublease for the benefit of Subtenant in order to provide a process for construction of Subtenant's Improvements consistent with the Master Lease. For example, without implied limitation, the Subtenant shall have the following rights under this Sublease and the Sublandlord will cooperate with Subtenant (i.e. by joining in or forwarding notices and requests to the Master Landlord) in order to achieve the benefit for Subtenant of such rights of Sublandlord under the Overlease:

               (1) the right to submit schematic plans for purposes of estimating costs pursuant to the second paragraph of Section 3.1 of the Master Lease.

               (2) the right to authorize initiation of work or to modify the Subtenant's Plans in response to Master Landlord's determination of Subtenant Plan Cost pursuant to Section 3.1(B) of the Master Lease.

               (3) the right to review and approve items of work to be bid and subcontractors pursuant to Section 3.1(B) of the Master Lease.

               (4) the right to observe work and give notice of defects pursuant to Section 3.4 of the Master Lease.

          (c) On or before the day which is 42 days after the date of execution and delivery of this Sublease by both parties (the "Subtenant's Plan Submission Date"), Subtenant shall submit to both Sublandlord and Master Landlord a detailed floor plan, construction drawings and written instructions prepared by Subtenant consistent with the definition of Tenant Plans in the Master Lease (the "Subtenant's Plans"). Subtenant's Plans are subject to Master Landlord's review, approval and any conditions to such approval as may be required by Master Landlord pursuant to the Master Lease.

          (d) Subtenant acknowledges that neither Sublandlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Subleased Premises for the conduct of Subtenant's business or as to the physical condition or actual dimensions of the Subleased Premises or the Building, nor has Sublandlord or its agents or employees agreed to undertake any alterations or construct any tenant improvements to the Subleased Premises.

          (e) In the event that Master Landlord fails to substantially complete the Subtenant's Improvements on or before the Commencement Date, then this Sublease will not be void or voidable, and Sublandlord will not be liable to Subtenant for any resultant loss or damage; provided, however, Monthly Rent and Additional Rent shall be waived for the period between the Commencement Date and the date on which Master Landlord substantially completes the Subtenant's Improvements in accordance with the Subtenant's Plans. For purposes of this Sublease, "substantially completes" shall have the same meaning as is given for "substantially completed" in Section 3.2(A) of the Master Lease. Subtenant shall have no right to claim a rent abatement under this subparagraph (e) to the extent the Master Landlord's time schedule for completion of Subtenant's Improvements in accordance with the Subtenant's Plans (as approved and authorized for construction by Subtenant in accordance with Section 3.1(B) of the Master Lease) (the "Schedule") demonstrates that the delay in substantial completion of Subtenant's Improvements beyond the Commencement Date is due in whole or in part to: (1) Long Lead Item(s) (as defined below), or (2) Subtenant Delays (as defined below). For purposes of this Sublease, the term "Long Lead Item" shall mean any Subtenant Improvement or portions of the Subtenant's Improvements (i) which the Master Landlord indicates in the Schedule cannot be completed by the Commencement Date, and (ii) either (x) the completion of which item or items is not a condition precedent to the issuance of a certificate of occupancy (be it temporary or permanent) for the Subleased Premises (the "Certificate of Occupancy"), and the failure of such item or items to be completed or the later process of completion or such item or items shall not substantially interfere with the Subtenant's use and occupancy of the Subleased Premises, and the Subtenant refuses to permit the substitution of a functionally equivalent alternative of comparable quality as proposed by Master Landlord and which can procured and installed before the Commencement Date) or,
(y) while the completion of which item or items is a condition precedent to the issuance of a Certificate of Occupancy", Subtenant refuses to permit the substitution of functionally equivalent alternative of comparable quality as proposed by Master Landlord and which can be procured and installed before the Commencement Date.

          (f) Subtenant Delays.  Any delay of the achievement of Substantial
              ----------------
Completion of the Tenant's Improvements due to unreasonable interference created by Subtenant, change orders or changes to plans requested by Subtenant, or delays in completion of necessary work to be performed by Subtenant, or the failure of Subtenant to respond to critical deadlines defined in this Sublease and in the Master Lease as incorporated herein (e.g. Subtenant's Plan Submission
Date), shall be referred to as a "Subtenant Delay". The Drop Dead Date shall be extended for one day for each day of Subtenant Delay.

          (g) Subtenant Finish Allowance.  Sublandlord has agreed to provide
              --------------------------
Subtenant with a tenant finish allowance for the Subleased Premises of $30.00 per rentable square foot of the Subleased Premises ($30 x 67,500 square feet = $2,025,000 total) (the "TI Allowance"). The TI Allowance shall be credited against Tenant Plan Costs (as defined in the Master Lease) attributable to the Subleased Premises (the "Subtenant Tenant Plan Costs") and for reimbursement of the Subtenant's Direct Improvement Expenses (as defined below). The reasonable out of pocket costs incurred by Subtenant in connection with the construction of Subtenant's Improvements to the Subleased Premises and for preparation of the Subleased Premises for occupancy, including, without implied limitation, the cost of preparation of Subtenant's Plans (defined consistently with the term Tenant's Plan Preparation Costs in the Master Lease), the cost of architectural and engineering fees for preparing plans and reviewing the execution of Subtenant's Improvements by the Master Landlord, the expense of purchasing and installing Subtenant's fixtures in the Subleased Premises, and the expense of purchasing and installing Subtenant's voice and data cabling and telecommunications equipment shall be defined as the "Subtenant's Direct Improvement Expenses"). Notwithstanding the foregoing, in no case shall Subtenant's Direct Improvement Expenses include any expenses incurred by Subtenant in connection with moving Subtenant's personal property, equipment and furniture. As Subtenant incurs the Subtenant's Direct Improvement Expenses, Subtenant shall submit to Sublandlord, no more often than monthly, a demand for reimbursement with a statement of expenses which are paid or payable with attached copies of receipts and invoices in a form reasonably acceptable to Sublandlord, which reimbursement shall be made by Sublandlord to Subtenant within 10 days of receipt by Sublandlord. To the extent that the Subtenant Tenant Plan Costs exceed the TI Allowance (less the amount of the Subtenant's Direct Improvement Expenses previously reimbursed), Subtenant shall pay such excess Subtenant Tenant Plan Costs as Additional Rent within 10 days after Subtenant's receipt of Sublandlord's statement of such excess Subtenant Tenant Plan Costs, in a manner consistent with the provisions of Sublandlord's obligation to pay Tenant Plan Excess Costs under Section 3.1.2 of the Master Lease (for example, without limitation, Subtenant shall pay 90% of each statement as rendered with a final payment to be made upon substantial completion of the work). If Subtenant does not use the entire TI Allowance for the remodeling of the Subleased Premises, Subtenant may use such unused portion of the TI Allowance up to a maximum amount of $7.50 per rentable square foot of the Subleased Premises, as a rent credit to be applied during the 1998 calendar year only.

          (h) Subtenant's Construction Early Entry: The rights of early entry to
              ------------------------------------
the Subleased Premises set forth in this Section 3(h) shall be subject to all of the terms and conditions of this Sublease, as if the Commencement Date had occurred upon Subtenant's entry to the Subleased Premises, except that there shall be no obligation for the Subtenant to pay Monthly Rent or Additional Rent. Provided that Master Landlord consents to Subtenant's entry into the Subleased Premises prior to the Commencement Date, and provided that such early entry does not delay Master Landlord's substantial completion of Subtenant's Improvements, Subtenant shall be permitted entry to the Subleased Premises (and the Expansion Spaces described on the Occupancy Schedule) prior to the Commencement Date (and the applicable Delivery Dates for the Expansion Spaces) for the purpose of installing Subtenant's computer cables and fixtures to support Subtenant's computer network, as well as Subtenant's equipment, furniture and fixtures, or for any other purpose permitted by Master Landlord and Sublandlord("Construction Early Entry"). Such Construction Early Entry will be at Subtenant's sole risk and subject to all the provisions of the Sublease as though the Commencement Date had occurred, except for the payment of Monthly Rent and Additional Rent. Subtenant, its agents or employees will not interfere with or delay

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Master Landlord's completion of construction of the improvements.  All rights of
Subtenant under this Section 3(h) will be subject to the requirements of all applicable building codes, zoning requirements, and federal, state, and local laws, rules, and regulations, so as not to interfere with Master Landlord's compliance with all laws, including the obtaining of a Certificate of Occupancy for the Subleased Premises.

          (i) Subtenant's Early Occupancy.  In addition to the foregoing, and
              ---------------------------
conditioned upon the substantial completion of the Subtenant's Improvements for the portion of the Expansion Spaces in question, Subtenant shall have the right, upon written notice to Sublandlord, to occupy the First Expansion Space, and/or the Second Expansion Space, as the case may be, subsequent to substantial completion of Subtenant's Improvements in the applicable Expansion Space(s) and prior to the applicable Delivery Date for each such Expansion Space (such early occupancy shall be referred to as "Early Occupancy"). Early Occupancy will be subject to all of the terms and provisions of this Sublease, except for the payment of Monthly Rent and Additional Rent. Notwithstanding anything to the contrary in the foregoing, from and after the date that Subtenant commences Early Occupancy of either the First Expansion Space or the Second Expansion Space, and until the respective Delivery Date for such Expansion Space, Subtenant shall reimburse the Sublandlord for all variable expenses included in Additional Rent or in Operating Expenses, including for example increased cleaning costs and utility costs (the "Variable Expenses") which increased Variable Expenses are reasonably and equitably attributable to the increased occupancy of the Building resulting from the Subtenant's occupancy of the portion of the First Expansion Space or Second Expansion Space occupied by Subtenant pursuant to Early Occupancy.

          (j) Subtenant's Investigation.  Subtenant hereby represents and
              -------------------------
warrants to Sublandlord that Subtenant has made its own investigation and examination of all the relevant data relating to or affecting the Subleased Premises and is relying solely on its own judgment in entering into this Sublease. Subtenant agrees that Subtenant will accept the method of calculation, the square footage measurements, and the dimensions and configuration of the Subleased Premises and the Building as are set forth in the Master Lease.

          (k) Drop Dead Date: In the event that the Subtenant's Improvements to
              --------------
the Initial Subleased Premises have not been Substantially Completed and the Initial Subleased Premises have not been actually delivered to Subtenant on or before December 31, 1998 (the "Drop Dead Date") the Subtenant shall have the option to terminate this Sublease effective on the date which is 30 days after the date of Subtenant's written notice to Sublandlord that Subtenant elects to terminate pursuant to this Section 3(k), provided that the Subtenant's Improvements to the Initial Subleased Premises have been Substantially Completed and the Initial Subleased Premises have been actually delivered to Subtenant on or before the effective date of termination pursuant to this Section 3(k) then Subtenant's termination notice given pursuant to this Section 3(k) shall be of no further force and effect. Upon the effective date of termination pursuant to this Section 3(k), this Sublease shall terminate and shall be of no further force and effect except for obligations and covenants which expressly survive such termination. In the event of termination pursuant to this Section 3(k), Sublandlord shall refund to Subtenant all funds paid to or deposited with Sublandlord by Subtenant under this Sublease.

          (l) Expansion Premises:  In the event that Subtenant's Improvements
              ------------------
for the First Expansion Premises or the Second Expansion Premises, respectively, have not been Substantially Completed on or before the time of the Delivery Date specified for the First Expansion Premises or the Second Expansion Premises, respectively, then subject to the conditions for a waiver of rent set forth in
Section 3(e) above, Subtenant shall receive a waiver of Monthly Rent in proportion to the increase in Monthly Rent scheduled to occur on the Delivery Date in question, and a waiver of Additional Rent in proportion to the increase in the size of Subtenant's Share scheduled to occur on the Delivery Date in question.

     4.   Term.  The term of this Sublease will begin on the Commencement Date
          ----
and will end on the Expiration Date; provided, however, that this Sublease shall terminate earlier in the event of termination of the Master Lease, including without limitation in the case of termination of the Master Lease pursuant to
Section 33 below.

     5.   Rent.
          ----

          (a) Base Rent.  Beginning on the Commencement Date, (subject to the
              ---------
provisions for a waiver of Monthly Rent in Sections 3(e) and 3(l) above) Subtenant will pay Monthly Rent to Sublandlord as rent for the Subleased Premises as set forth in Section 1(i) above. Monthly Rent which is due for any partial calendar month will be prorated on a per diem basis based on the actual number of days in that month. Monthly Rent will be paid to Sublandlord in advance on or before the first day of each month of the term at Sublandlord's address as set forth in Section 21 below, or to such other person or place as Sublandlord designates to Subtenant in writing.

          (b) Additional Rent.  In addition to Monthly Rent, beginning on the
              ---------------
Commencement Date (subject to Sections 3(e) and (l) above), Subtenant will pay:
(1) the Electricity Charges (as defined below), (2) the cost of any Excess Services (as defined below), and beginning on the first anniversary of the Commencement Date (3) Subtenant's Share of the amount, if any, by which the Operating Expenses paid, payable or incurred by Sublandlord in each calendar year or partial calendar year during the Term exceeds the Operating Expenses Base. If Operating Expenses are calculated for a partial calendar year, the Operating Expenses Base will be appropriately prorated.

          (c) Operating Expenses.  As used in this Lease, the term "Operating
              ------------------
Expenses" shall mean (1) "Operating Expenses Allocable to the Premises", as defined in the Master Lease, together with (2) "Landlord's Tax Expenses Allocable to the Premises", as defined in the Master Lease. Beginning on the first anniversary of the Commencement Date, during each calendar year or partial calendar year in the Term, in addition to Monthly Rent, Subtenant will pay to

Sublandlord an amount equal to the product of Subtenant's Share multiplied by the excess of the Operating Expenses over the Operating Expenses Base for that calendar year. On the first day of each month of the Term, Subtenant shall pay to Sublandlord an amount equal to 1/12 of the product of Subtenant's Share multiplied by the Estimated Operating Expenses (as defined below) for that calendar year. "Estimated Operating Expenses" for any calendar year shall mean Sublandlord's reasonable estimate of Operating Expenses for such calendar year less the Operating Expenses Base and shall be subject to revision according to the further provisions of this Article 5. During any partial calendar year during the Term, Estimated Operating Expenses will be estimated on a full-year basis. During each December during the Term, or as soon after each December as practicable, Sublandlord will give Subtenant written notice of Estimated Operating Expenses for the ensuing calendar year; however, if such written notice is not given in December, Subtenant will continue to make monthly payments on the basis of the prior year's Estimated Operating Expenses until the month after such written notice is given, at which time Subtenant will commence making monthly payments based upon the revised Estimated Operating Expenses. In the month Subtenant first makes a payment based upon the revised Estimated Operating Expenses, Subtenant will pay to Sublandlord the difference between the amount payable based upon the revised Estimated Operating Expenses and the amount payable based upon the prior year's Estimated Operating Expenses, for each month which has elapsed since December. If at any time or times it reasonably appears to Sublandlord that the actual Operating Expenses for any calendar year will vary from the Estimated Operating Expenses for such calendar year, Sublandlord may, by written notice to Subtenant, revise the Estimated Operating Expenses for such calendar year, and subsequent payments by Subtenant in such calendar year will be based upon such revised Estimated Operating Expenses. If during the period when the Operating Expenses Base is calculated, as specified above, less than 100% of the Rentable Area of the Building is occupied or if any of the Operating Expenses during that period are at a level reflecting that less than 100% of the Rentable Area of the Building is occupied, then the Operating Expenses Base shall be equitably and reasonably extrapolated to reflect the level that the Operating Expenses Base would have been if 100% of the Rentable Area of the Building had been fully occupied at the time that the Operating Expenses Base was calculated.

          (d) Annual Settlement.  Within 30 days after Sublandlord receives any
              -----------------
of Master Landlord's statements regarding Landlord's Operating Expenses, Operating Expenses Allocable to the Premises and Landlord's Tax Expenses Allocable to the Premises pursuant to the Master Lease, or as soon after such 30-day period as practicable, Sublandlord will deliver to Subtenant a statement of amounts payable under Section 5(c) for such calendar year or other relevant time period prepared and certified by Sublandlord. If such statement shows an amount owing by Subtenant that is less than the estimated payments previously made by Subtenant for such calendar year, the excess will be held by Sublandlord and credited against the next payment or payments of Rent; however, if the Term has ended and Subtenant has no further obligations to Landlord, Sublandlord will refund the excess to Subtenant within thirty (30) days. If such statement shows an amount owing by Subtenant that is more than the estimated payments previously made by Subtenant for such calendar year, Subtenant will pay the deficiency to Sublandlord within 30 days after the delivery of such statement. In the event, and only in the event, that Sublandlord, or any designee of Sublandlord, has not previously exercised Sublandlord's right to examine the Master Landlord's books and records for the then applicable calendar year pursuant to the Section 2.6 of the Master Lease, and Subtenant makes its request to examine the Master Landlord's books to Sublandlord within the applicable time frame set forth in Section 2.6 of the Master Lease, then Sublandlord shall permit Subtenant to exercise Sublandlord's right to examine such books and records of the Master Landlord, all at Subtenant's sole cost and expense. Subtenant shall have right to audit the statements of Operating Expenses rendered by Sublandlord on a basis consistent with Sublandlord's right to conduct an audit pursuant to Section 2.6 of the Master Lease. In any event, if Subtenant exercises its right to conduct an audit pursuant to this subparagraph 4(d), Subtenant shall provide Sublandlord with a copy of the audit report within 30 days of Subtenant's completion of such audit, but in any event within 180 days of Subtenant's notice of its intent to conduct such audit. If Sublandlord exercises its right to conduct an audit pursuant to
Section 2.6 of the Master Lease, Sublandlord shall provide Subtenant with a copy of the audit within 30 days of Sublandlord's completion of such audit. In the event of any overpayment on account of Operating Expenses made by Subtenant, the amount of overpayment will be credited against the next payment or payments of Rent; however, if the Term has ended and Subtenant has no further obligations to Sublandlord, Sublandlord will refund the excess to Subtenant within thirty (30) days. In the event of any underpayment on the account of Operating Expenses made by Subtenant, Subtenant will deliver the amount of the underpayment to Sublandlord within 30 days of Subtenant's delivery of the audit report to Sublandlord.

          (e) Electricity Charges.  As used in this Sublease, the term
              -------------------
"Electricity Charges" shall mean the cost to Sublandlord for electricity provided for lighting, outlets and supplemental HVAC installed by Subtenant or at Subtenant's request, to the Subleased Premises. Subtenant acknowledges and agrees that the electricity provided to the Subleased Premises will be sub-metered and that Subtenant will be billed monthly for the Electricity Charges. Notwithstanding the foregoing, Electricity Charges does not include electricity costs incurred by Sublandlord in connection with the furnishing of those services, the cost of which is included in the Operating Expenses. Subtenant shall have the right to excess services consistent with Section 4.1.2 of the Master Lease which are in excess of standard services as defined in Section
4.1.1 and Exhibit D of the Master Lease ("Excess Services"). Subtenant shall reimburse Sublandlord for the cost of providing such Excess Services as Additional Rent. Sublandlord acknowledges and agrees that in no case shall Operating Expenses include the costs of excess or additional services provided to any subtenant or other occupant of the Building which are directly billed to such subtenant or occupant. Sublandlord agrees that the electricity provided to each subtenant or other occupant of the Building shall be separately metered from that of Subtenant in a manner consistent with the submetering of electricity provided to the Subtenant and that no such submetered electricity provided to any subtenant or other occupant of the Building shall be included within Operating Expenses. In no case shall the Excess Services provided to the Subtenant include charges for standard services as defined in Section 4.1.1 and Exhibit D of the Master Lease. All subtenants or other occupants of the Building shall be charged directly for all services provided to those subtenants in excess of the building standard services in a manner consistent with the method by which Subtenant is charged for excess services, and in no event shall the cost on any such Excess Services be included in Operating Expenses.

          (f) Security Deposit\Letter of Credit.  During the Term,  Subtenant
              ---------------------------------
shall have no obligation to provide Sublandlord with a Security Deposit as long as Subtenant's current assets (cash and equivalents, short term investments, marketable securities, receivables and the like) ("Current Assets") are at least $20,000,000. On or before March 31 of each year during the Term, Subtenant shall provide Sublandlord with Subtenant's most recent audited financial statements pursuant to Section 38 below (the "Financials") for purposes of demonstrating that Subtenant's Current Assets are $20,000,000 or more. If at any time during the Term of the Sublease, Subtenant's Financials evidence that Subtenant's Current Assets are less than $20,000,000, Subtenant, at its sole cost and expense, shall within thirty (30) days after Subtenant's delivery of the Financials evidencing Current Assets of less than $20,000,000 either, (1) deliver evidence reasonably acceptable to Sublandlord that Subtenant's Current Assets are again $20,000,000 or more, or (2) deliver to Sublandlord an irrevocable letter of credit from a solvent, domestic lending institution reasonably acceptable to Sublandlord, and in a form reasonably acceptable to Sublandlord (the "Letter of Credit"), and shall keep such Letter of Credit, or extension or renewals thereof, in effect throughout the Term, as a guaranty and security for the performance of Subtenant's obligations under this Sublease on the following terms and conditions:

               (1) The Letter of Credit, or renewal or extension thereof, approved by Sublandlord, shall be kept in effect without notice from Sublandlord from the delivery of the Initial Letter of Credit (as defined herein) throughout the remainder of the Term of the Sublease (including any extensions thereof, if any). The amount of the initial Letter of Credit (the"Initial Letter of Credit") shall be calculated as follows:
     [$2,500,000 - ($350,000 X the number of consecutive 12 month periods having passed from the Commencement Date to the date on which the Letter of Credit is required pursuant to this subparagraph 5(f)]. By way of example, if on March 1, 2001, Subtenant's Financials reveal Current Assets of less than $20,000,000, Subtenant will deliver to Sublandlord an initial Letter of Credit in the amount of $1,800,000. (Such amount having been calculated as follows: $1,800,000 = [$2,500,000 - ($350,000 X 2))]. The Initial Letter
     of Credit shall be for a term of not less than one year. Subtenant shall, not later than 30 days prior to the expiration date of the Initial Letter of Credit or the then effective extension or renewal of any Letter of Credit, as the case may be, and in each year of the Term thereafter, and without notice from Sublandlord, present Sublandlord with a one year extension or renewal of the Letter of Credit, in a form and from a lending institution reasonably acceptable to Sublandlord, provided, however, that as long as there are no outstanding Events of Default under the Sublease, the amount of the Letter of Credit shall be reduced by $350,000 on each and every anniversary of the posting of the Initial Letter of Credit.
     Subtenant agrees that upon an Event of Default by Subtenant or a termination of this Sublease (due to an Event of Default hereunder), Sublandlord shall have the right to present the Letter of Credit (or any renewal or extension) for payment, with amounts received to be held and applied in accordance with subparagraph (3) below. The Letter of Credit will not be deemed a limitation on Sublandlord's damages or a payment of liquidated damages or a payment of the Rent due for the last month of the term. If the Sublandlord holds any Letter of Credit which has not been presented for payment, Sublandlord shall return the Letter of Credit to the issuer (A) within 10 days of the expiration or termination of the Term of this Sublease, or (B) within 30 days of receipt of notice from Subtenant, which notice shall include updated Financials, that Subtenant's Current Assets are again $20,000,000 or more. Within 15 business days after notice of Sublandlord's transfer of Sublandlord's interest in the Sublease, which notice shall include a request for amendment to the Letter of Credit, Subtenant shall, at its sole cost and expense, obtain an endorsement to the Letter of Credit evidencing such transfer for the benefit of Sublandlord's successor-in-interest under the Sublease.

               (2) If an Event of Default occurs under this Sublease and Sublandlord presents the Letter of Credit (or any renewal or extension) for payment, Subtenant, within five days after demand, will present Sublandlord with a new Letter of Credit, in a form and from a lending institution reasonably acceptable to Sublandlord, in the amount of the then current Letter of Credit (the "Default Letter of Credit"). Thereafter, and notwithstanding anything to the contrary contained in subparagraph (1) above, at all times during the Term of the Sublease, the amount of the Letter of Credit to be provided Sublandlord under this Sublease shall be in the amount of the Default Letter of Credit.

               (3) If an Event of Default occurs, Sublandlord may use, apply or retain all or a portion of the amounts received under the Letter of Credit, if any, for the payment of any rent or other charge in the default or for the payment of any other sum for which the Sublandlord may become obligated by reason of Subtenant's default, or to compensate Sublandlord for any loss or damage which Sublandlord may suffer as a result thereof in accordance with the Sublease. Upon final determination of Subtenant's liability under the Sublease, any amounts drawn upon the Letter of Credit that are not applied for payment of amounts in accordance with the foregoing provision shall be returned to the issuer, without payment of interest.

               (4) Subtenant shall be responsible for payment of all fees charged by the lending institution issuing the Letter of Credit, including, but not limited to, any fees related to any renewal, extension, or transfer or assignment, except for fees which result from the presentation of any Letter of Credit for payment by Sublandlord when Sublandlord had no reasonable belief that Sublandlord was entitled to present such Letter of Credit for payment under the terms of this Sublease, in which case all resulting fees shall be paid by Sublandlord.

     6.   Use.  Subtenant will use the Subleased Premises only for general
          ---
office use and for related uses in all cases as contemplated by the Permitted Uses (as defined in Section 1.1 of the Master Lease), and for no other purpose. Subtenant will not use or permit the Subleased Premises to be used or occupied for any purpose or in any manner prohibited by any applicable laws. Subtenant will not commit waste or suffer or permit waste to be committed in, on, or about the Subleased Premises. Subtenant will use the Subleased Premises in a careful, safe, and proper manner. Subtenant will conduct its business and control its employees, agents, and invitees in such a manner as not to create any nuisance or to interfere with, or unreasonably annoy, or disturb any other tenant or occupant of the Building or Master Landlord in its operation of the Building.

     7.   Alterations.  Subtenant shall not make any alterations, additions, or
          -----------
improvements to the Subleased Premises without Sublandlord's prior written consent (which consent shall not be unreasonably withheld), Master Landlord's consent and in compliance with the Master Lease. Any improvements to which Master Landlord and Sublandlord consent must be constructed and installed in accordance with all requirements contained in the Master Lease. Sublandlord agrees not to withhold, condition or delay its consent to any alterations or improvements if Master Landlord has approved such alterations or improvements, provided, however, that if, with respect to Subtenant's improvements, Master Landlord requires assurances from Sublandlord pursuant to Sections 5.2 and/or
3.3 of the Master Lease, Subtenant will provide Sublandlord with corresponding assurances as are reasonably acceptable to Sublandlord.

     8.   Services.  The Subleased Premises shall be furnished with those
          --------
services provided by Master Landlord under the terms of the Master Lease. Such services shall be provided subject to the terms of the Master Lease, and Sublandlord will not be obligated to provide any such services should Master Landlord fail to do so. Sublandlord will not be in default under this Sublease or, except as otherwise provided herein, be liable to Subtenant or any other person, for direct or consequential damages, for any failure of Master Landlord to provide heat, air conditioning, elevator, cleaning, lighting, or for surges or interruptions of electricity, or other services, if any, to be provided by Master Landlord under the terms of the Master Lease; provided, however, that in the event that Master Landlord's failure to provide services to pursuant to the Master Lease results in a default of the Master Landlord under Section 7.2 of the Master Lease, and the Master Landlord's failure to provide such services materially interferes with Subtenant's use and occupancy of the Subleased Premises, Subtenant shall be entitled to treat such failure to provide services as a default by Sublandlord hereunder. Notwithstanding the foregoing, if Master Landlord and Sublandlord fail to provide such utilities or services, or such utilities or services are otherwise interrupted, and only if Sublandlord
                                                 ---
receives an abatement or reduction of rent for such interruption pursuant to
Section 4.2 of the Master Lease, Subtenant shall be entitled to an abatement of Rent equal to Subtenant's Share of the Insurance Amount (as defined in the Master Lease) as its sole remedy. Sublandlord shall cooperate reasonably with Subtenant by forwarding or joining in notices to Master Landlord in order that Subtenant may realize the benefit of Subtenant's rights under this Section 8.

     9.   Maintenance and Repair.  Subtenant shall maintain the Subleased
          ----------------------
Premises in a manner consistent with the obligations of Sublandlord for maintenance and repair in Section 5.2 of the Master Lease.

     10.  Damages.  Subtenant shall as soon as reasonably practicable advise
          -------
Sublandlord and Master Landlord of any damage to the Subleased Premises or the Building of which Subtenant is aware.

     11.  Subtenant's Insurance.
          ---------------------

          (A) At all times during the term, Subtenant will carry and maintain, at Subtenant's sole cost and expense, the following insurance, in the amounts specified below, with insurance companies and on forms satisfactory to
Sublandlord:

               (i) Bodily injury and property damage liability insurance, with a combined single occurrence limit of not less than $1,000,000 (with an overriding umbrella coverage for excess liability of not less than $2,000,000.00 in the aggregate). All such insurance will be equivalent to coverage offered by a Commercial General Liability form, with a broad form comprehensive liability endorsement covering the Premises, including, without limitation, premises-operations, personal injury and contractual liability.

               (ii) Insurance covering all of Subtenant's furniture and trade fixtures, machinery, equipment, stock and any other personal property owned and used in Subtenant's business and found in, on or about the Subleased Premises, in an amount not less than the full replacement cost. Property forms will provide coverage on a broad form basis insuring against "all risks of direct physical loss."

               (iii) Worker's compensation insurance insuring against and satisfying Subtenant's obligations and liabilities under the worker's compensation laws of the state in which the Subleased Premises are located, including employer's liability insurance in the limits required by the laws of the state in which the Property is located.

Certificates of insurance, together with copies of the endorsements when applicable, shall be delivered to Sublandlord prior to Subtenant's occupancy of the Subleased Premises and from time to time at least 10 days prior to the expiration of the term of each such policy. Subtenant's insurance policies may provide for umbrella coverage. All Commercial General Liability or comparable policies maintained by Subtenant shall name Sublandlord, Master Landlord and Master Landlord's managing agent as additional insureds. All such policies maintained by Subtenant will provide that they may not be terminated, nor may coverage be reduced, except after 30 days' prior written notice to Sublandlord. All Commercial General Liability and property policies maintained by Subtenant will be written as primary policies, not contributing with and not supplemental to the coverage that Sublandlord may carry. All insurance required to be maintained by Subtenant pursuant to this Sublease shall be maintained with responsible companies qualified to do business, and in good standing, in the Commonwealth of Massachusetts and which have a rating of at least "A-" and are within a financial size category of not less than "Class VIII" in the most current Best's Key Rating Guide or such similar ratings as may reasonably be selected by Master Landlord if such Guide is no longer published. Notwithstanding the foregoing, and only in the event that the Commencement Date has passed but a Certificate of Occupancy for the Subleased Premises has not yet been issued, Subtenant shall be relieved of its obligations under this Article 11 until the earlier of the (i) the date on which a Certificate of Occupancy is issued for the Subleased Premises, or (ii) the date on which Subtenant exercises any right of Construction Early Entry or Early Occupancy pursuant to Article 3 above.

          (B) Any insurance carried by either Subtenant or Sublandlord with respect to the Subleased Premises or property therein or occurrences thereon, shall, if it can be so written without additional premium or with an additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Subtenant and Sublandlord, each on their own behalf, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent of the coverage received under such insurance policy.

     12.  Assignment and Subletting. No portion of the Subleased Premises or of
          -------------------------
Subtenant's interest in this Sublease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law or act of Subtenant, without the prior written consent of Sublandlord which shall not be unreasonably withheld, conditioned or delayed. Any instrument of transfer entered into without consent shall be void ab initio.

          Notwithstanding and without implied limitation of the foregoing, Subtenant shall have the right to assign this Sublease or to sub-sublet the Subleased Premises (in whole or in part) to any parent or subsidiary corporation of Subtenant or to any corporation into which Subtenant may be converted or into which it may merge or to any entity which acquires all or substantially all of the assets of Subtenant or to any entity under common control and affiliated with Subtenant, provided that the entity to which this Sublease is so assigned has a creditworthiness (e.g. assets on a pro forma basis using generally accepted accounting principles consistently applied and using the most recent financial statements) which is the same or better than Subtenant as of the time of such assignment.

          In connection with this Sublease, the Subtenant and Sublandlord shall enter into a separate agreement with the Master Landlord as required by Section
5.6.6 of the Master Lease, which shall include the agreement of the Subtenant to be bound by certain terms of the Master Lease. The right of Subtenant to enter into an assignment of this Sublease or to sublease the Subleased Premises shall be subject to the requirements of the separate agreement with the Master Landlord described above.

     13.  The Master Lease.
          ----------------

          (a) This Sublease is subject and subordinate to all the terms and conditions of the Master Lease, and all rights of Landlord thereunder.
Subtenant acknowledges that it has received a copy of the Master Lease (with material economic terms deleted therefrom), and is familiar with the terms and conditions thereof. Except with respect to payment of rent under the Master Lease or as otherwise expressly provided in this Sublease, Subtenant hereby agrees to comply in all respects with Sublandlord's obligations under the Master Lease insofar as the same are applicable to the Subleased Premises. Subtenant will not cause or allow to be caused any default under the Master Lease. Subtenant will indemnify Sublandlord against any loss, liability, and expenses (including reasonable attorneys' fees and costs) arising out of any default under the Master Lease caused solely by Subtenant. In the event the Master Lease terminates for any reason prior to the expiration or termination of this Sublease for reasons other than a default by Sublandlord, under either the Master Lease or this Sublease, Subtenant shall not have any claim whatsoever against Sublandlord arising or resulting from such termination of the Master Lease. In any event, however, Sublandlord agrees not to exercise its early termination right set forth in Section 2.4.1 of the Master Lease, without the prior written approval of Subtenant. Sublandlord further agrees that, during the Term of this Sublease, Sublandlord will not enter into any amendment of the Master Lease or take any action which would materially impair or increase Subtenant's rights and obligations under this Sublease (and except insofar as any such further obligations are required by law).

          (b) Subtenant shall expend commercially reasonable diligent efforts to obtain, and Sublandlord agrees to cooperate with Subtenant, at no cost to Sublandlord, in requesting from Master Landlord a nondisturbance and recognition agreement to be entered into by Subtenant and Master Landlord in a form agreed to by Subtenant and Master Landlord and otherwise reasonably acceptable to Sublandlord.

          (c) The Sublandlord covenants to act with due diligence and in a commercially reasonable manner to fulfill its obligations under the Master Lease, to avoid any default on behalf of Sublandlord under the Master Lease. Sublandlord shall cooperate reasonably with Subtenant, as necessary, by forwarding or joining in notices, requests or demands made by Subtenant to the Master Landlord for purposes of enforcing the rights of the Subtenant under this Sublease or the rights of the Sublandlord under the Master Lease to the extent that such rights of the Sublandlord have been assigned to the Subtenant pursuant to Section 31 herein. Sublandlord shall indemnify Subtenant from any loss to Subtenant arising from a voluntary termination of the Master Lease made without Subtenant's consent, or from a default hereunder by Sublandlord or from a default under the Master Lease on behalf of Sublandlord.

     14.  Events of Default.  The occurrence of any one or more of the following
          -----------------
events shall constitute an "Event of Default" under this Sublease:

          (a) The entire Subleased Premises are left vacant or abandoned (provided, however, that the Subleased Premises shall not be considered "vacant or abandoned" in the event that the Subleased Premises are vacant during any such period between the Commencement Date and the date on which the Subtenant's Tenant Improvements are substantially completed pursuant to Article 3 herein or if the Subtenant has voluntarily vacated the Sublease Premises while continuing to pay Monthly Rent and to otherwise fulfill its obligations hereunder); (b) any part of the rent is not paid when due (provided, however, that not more than two times in any lease year, Sublandlord shall provide Subtenant with written notice of nonpayment of rent with five days to pay such rent (together with a late fee at the rate of 15% per annum on all unpaid amounts) before such nonpayment of rent shall be considered an Event of Default hereunder).

          (b) Any other default is made in any of the agreements by Subtenant in this Sublease and Subtenant fails to cure such default on or before the earlier of: (1) the date which is 20 days from the date on which Sublandlord gives Subtenant notice of such default, or (2) the date which is 20 days from the date on which Sublandlord gives Subtenant a copy of Master Landlord's notice to Sublandlord given in accordance with Section 7.1 of the Master Lease.

     15.  Sublandlord's Remedies.  If any Event of Default occurs, then
          ----------------------
Sublandlord shall have the right, at its election:

          (a) To terminate this Sublease, in which case Subtenant's right to possession of the Subleased Premises will cease and this Sublease will be terminated as if the expiration of the term fixed in such notice were the end of the Term. If this Sublease is terminated, Sublandlord will be entitled to recover from Subtenant (1) the unpaid rent that had been earned at the time of termination; (2) the present value of (calculated using the then current "prime rate" or "base rate" of interest provided by BankBoston, N.A. or a comparable alternative) the amount by which the unpaid rent that would have been earned after termination until the time of award exceeds the amount of the rent loss that Subtenant proves could reasonably have been avoided; (3) the present value of (calculated using the then current "prime rate" or "base rate" of interest provided by BankBoston, N.A. or a comparable alternative) the amount by which the unpaid rent for the balance of the term of this Sublease after the time of award exceeds the amount of the rent loss that Subtenant proves could reasonably be avoided; and (4) any other amount necessary to compensate Sublandlord for all damages proximately caused by Subtenant's failure to perform its obligations under this Sublease or that in the ordinary course of things would be likely to result from that failure.

          (b) To reenter and take possession of the Subleased Premises, expel Subtenant and remove the effects of Subtenant, using such force for such purposes as may be necessary, without being liable for prosecution, and without prejudice to any remedies for arrears of Base

Rent or other amounts payable under this Sublease. In such case, Sublandlord may, without being obligated to and without terminating the Sublease, relet the Subleased Premises for the account of Subtenant on such conditions and terms as Sublandlord may reasonably determine, and Sublandlord may collect and receive the rent. Subtenant will pay to Sublandlord Base Rent and other sums as provided in this Sublease that would be payable under this Sublease if such repossession had not occurred, less the net proceeds, if any, of any reletting of the Subleased Premises after deducting all of Sublandlord's reasonable expenses in connection with such reletting.

          (c) To cure any Event of Default and to charge Subtenant for the cost of effecting such cure, including without limitation reasonable attorneys' fees and interest provided that Sublandlord will have no obligation to cure any such Event of Default of Subtenant.

Each right and remedy provided for in this Sublease is cumulative and is in addition to every other right or remedy provided for in this Sublease or at law or in equity. If a dispute arises under the terms of this Sublease or if any payment required by this Sublease is not paid when due and if the matter ripens to an Event of Default and the matter is turned over to an attorney, the prevailing party in the dispute will be entitled to receive its reasonable attorneys' fees in addition to the other damages and costs.

     16.  Requirements of Law.  Subject to the obligations of the Master
          -------------------
Landlord to construct the initial improvements to the Subleased Premises and to the obligations of the Master Landlord for maintenance set forth in this Sublease, Subtenant, at its sole expense, shall comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or in force after the date hereof, with the requirements of any board of fire underwriters or other body constituted now or after the date hereof, with any direction or occupancy certificate issued pursuant to any law by any public officer, insofar as they relate to the condition, use or occupancy of the Subleased Premises, provided that Subtenant shall not be responsible for any alterations or additions to the Subleased Premise which would not have been the responsibility of Sublandlord pursuant to Section 5.12 of the Master Lease.

          (a)  Subtenant's Obligations.
               -----------------------

               (1) Subtenant will not cause or permit the storage, treatment or disposal of any Hazardous Waste in, on, or about the Subleased Premises or any part of the Property by Subtenant, its agents, employees or contractors. Subtenant will not permit the Property to be used or operated in a manner that may cause the Property or any part of the Property to be contaminated by any Hazardous Materials in violation of any Environmental
     Laws.   Notwithstanding the foregoing, Tenant in any case shall be permitted to store and use normal and customary office supplies on the Subleased Premises, provided such storage and use is in compliance with all Environmental Laws.

               (2) Subtenant will be solely responsible for and will defend, indemnify, and hold Sublandlord, its agents and employees harmless from and against all direct claims, costs, and liabilities, including reasonable attorneys' fees and costs, arising out of or in connection with Subtenant's introduction of Hazardous Materials to the Property or other breach of its obligations in this Section.

          (b) Mutual Obligations.  Each party will promptly notify the other
              ------------------
party of (a) any and all enforcement, cleanup, remedial, removal, or other governmental or enforcement cleanup or other governmental or regulatory actions instituted, completed or threatened pursuant to any Environmental Laws relating to any Hazardous Materials effecting any part of the Property; and (b) all claims made or threatened by any third party against Subtenant, Sublandlord or any part of the Property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials on or about the Property or any part of the Property.

          (c)  Definitions.
               -----------

               (1) "Hazardous Materials" means asbestos, explosives, radioactive materials, hazardous waste, hazardous substances, or hazardous materials including, without limitation, substances defined as "hazardous substances" in the Comprehensive Environmental Response Compensation Liability Act of 1980, as amended, 42 U.S.C. (S)(S) 9601-9657 ("CERCLA"); the Hazardous Material Transportation Act of 1975, 49 U.S.C. (S)(S) 1801-1812; the Resource Conservation Recovery Acts of 1976, 42 U.S.C. (S)(S) 6901-6987; the Occupational Safety And Health Act of 1970, 29 U.S.C. (S)(S) 651, et seq.; or any other federal, state, or local statute, law, ordinance, code, rule, regulation, order, or decree regulating, relating to, or imposing liability or standards of conduct concerning hazardous materials, wastes, or substances now or at any time hereinafter in effect (collectively, "Environmental Laws").

               (2) "Hazardous Waste" means hazardous waste as defined under the Resource Conservation Recovery Act of 1976, 42 U.S.C. (S)(S) 6901-6987.

          (d) The obligations of this Section shall survive the expiration or other termination of this Agreement.

     17.  End of Term.  At the end of this Sublease, Subtenant will promptly
          -----------
quit and surrender the Subleased Premises broom-clean, in good order and repair, ordinary wear and tear and casualty excepted. Subtenant will remove all of Subtenant's personal property and equipment, as well as any improvements installed in the Subleased Premises which Master Landlord requires to be removed pursuant to Section 5.2 and/or Section 3.3 of the Master Lease, shall repair any damage to the Subleased Premises as a result of such removal, and shall take all measures to restore or readapt the Subleased Premises as may be required by Master Landlord pursuant to

Section 5.2 of the Master Lease. Subtenant's obligations under this Section will survive the expiration or other termination of this Sublease.

     18.  Sublandlord's Name.  Subtenant is prohibited from using Sublandlord's
          ------------------
name, logo, mark or any other identifying symbol as a business reference, in advertising or sales promotion, or in any publicity matter without Sublandlord's prior written consent.

     19.  Indemnity.  Subtenant shall indemnify, defend and hold Sublandlord and
          ---------
its officers, directors, partners, employees, and agents entirely harmless from and against all liabilities, losses, demands, actions, expenses, or claims, including reasonable attorneys' fees and court costs, for injury to or death of any person or for damages to any property arising out of or in any manner connected with (a) the use, occupancy, or enjoyment of the Subleased Premises by Subtenant or its agents, employees, or contractors, or any maintenance, repair, work, activity, or other things allowed or permitted by Subtenant to be done or left undone in or about the Subleased Premises; (b) any breach or default in the performance of any obligation of Subtenant under this Sublease; and (c) any negligent or willful act or failure to act of Subtenant. Notwithstanding the foregoing, Subtenant shall not be liable to the extent that damage or injury is ultimately determined to be caused by the gross negligence or willful misconduct of Sublandlord, Sublandlord's employees, agents or invitees.

          Sublandlord shall indemnify, defend and hold Subtenant and its officers, directors, partners, employees, and agents entirely harmless from and against all liabilities, losses, demands, actions, expenses, or claims, including reasonable attorneys' fees and court costs, for injury to or death of any person or for damages to any property arising out of or in any manner connected with (a) any breach or default in the performance of any obligation of Sublandlord under this Sublease; and (b) any negligent or willful act or failure to act of Sublandlord. Notwithstanding the foregoing, Sublandlord shall not be liable to the extent that damage or injury is ultimately determined to be caused by the gross negligence or willful misconduct of Subtenant, Subtenant's employees, agents or invitees.

     20.  Brokers.  Sublandlord and Subtenant respectively represent and warrant
          -------
to each other that neither of them has consulted or negotiated with any broker or finder with regard to the Subleased Premises or this Sublease except Sublandlord's Broker and Subtenant's Broker. Each of them will indemnify the other against and hold the other harmless from any claims for fees or commissions from anyone with whom either of them has consulted or negotiated with regard to the Subleased Premises or this Sublease except their respective Brokers. Sublandlord shall pay a commission to Subtenant's broker, McCall & Almy, in the total amount of $236,250, to be paid (a) one half at the time of execution and delivery of this Sublease by both parties, and (b) one half, pro-rated in proportion to the Rentable Area of the Subleased Premises at the time, respectively, on the Commencement Date, and on the Delivery Dates for the First Expansion Space and the Second Expansion Space.

     21.  Disputes.  Any claim, controversy or dispute arising out of this
          --------
Agreement shall be settled by arbitration in accordance with the applicable rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be conducted in the county where the property is located. There shall be no discovery other than the exchange of information which is provided to the arbitrator by the parties. The arbitrator shall not have authority to award punitive damages or other noncompensatory damages; the parties hereby waive all rights to and claims for monetary awards other than compensatory damages. Notwithstanding the foregoing, at Sublandlord's option, the following claims, controversies or disputes need not be resolved by arbitration: (1) any action by Sublandlord that seeks repossession of the Subleased Premises as part of Sublandlord's remedy, (2) any action by Sublandlord or Subtenant seeking an injunction or temporary restraining order, and (3) any action by Sublandlord or Subtenant seeking any prejudgment remedy.

     22.  Notices.  All notices and other communications required under this
          -------
Sublease shall be in writing and shall be given by United States first class mail, postage prepaid, registered or certified, return receipt requested, nationally recognized overnight delivery service or by hand delivery (including by means of a professional messenger service) addressed as follows:

          (a)  If to Sublandlord:   MediaOne of Delaware, Inc.
                                    Attn:  Rick McPherson

               Until March, 1998:   7800 Each Orchard Road, Suite 190
                                    Englewood, CO 80111

               As of March, 1998:   188 Inverness Drive West, 5/th/ Floor
                                    Englewood, CO 80112

               with a copy to:      U S WEST Real Estate, Inc.
                                    188 Inverness Drive West, 8th Floor
                                    Englewood, CO 80112
                                    Attn:  Vice President, Operations

               with a copy to:      Legal Department
                                    MediaOne of Delaware, Inc.
                                    188 Inverness Drive
                                    Englewood, CO 80112

          (b)  If to Subtenant:     Prior to Commencement Date:

                                    Segue Software, Inc.
                                    1320 Centre Street
                                    Newton Centre, MA   02159
                                    Attn:
                                    Chief Financial Officer

                                    After Commencement Date:
                                    Segue Software, Inc.
                                    201 Spring Street
                                    Lexington, Massachusetts
                                    Attn:
                                    Chief Financial Officer

               with a copy to:      Goodwin, Procter & Hoar LLP
                                    Exchange Place
                                    Boston, MA   02109
                                    Attn:  Michael H. Glazer, P.C.

Any such notice or other communication shall be deemed to be effective when actually received or refused by Sublandlord or Subtenant. Either party by similar notice given may change the address to which future notices or other communications shall be sent.

     23.  Attorneys' Fees and Costs of Enforcement.  In the event that either
          ----------------------------------------
party hereof commences an action to enforce any of the provisions of this Sublease, which results from an either an Event of Default (in the case of an action brought by Sublandlord) or a default hereunder on behalf of the Sublandlord (in the case of an action brought by the Subtenant), the prevailing party in such action shall be entitled to collect all of the reasonable out of pocket costs of such action (including, without limitation, attorneys' fees and court costs) from the other party.

     24.  Complete Agreement and Amendment.  This Sublease sets forth the
          --------------------------------
complete agreement between Sublandlord and Subtenant with respect to the subject matter hereof, and this Sublease may not be terminated, amended or modified in any respect except by agreement in writing executed by both Sublandlord and Subtenant.

     25.  Governing Law.  This Sublease will be governed by and construed
          -------------
pursuant to the laws of the Commonwealth of Massachusetts.

     26.  Force Majeure.  Except for a failure to deliver timely possession of
          -------------
the Subleased Premises before the Drop Dead Date as set forth in Article 3 above, Sublandlord will have no liability to Subtenant, nor will Subtenant have any right to terminate this Sublease or abate

Monthly Rent or assert a claim of partial or total actual or constructive eviction, because of Sublandlord's failure to perform any of its obligations in the Sublease if the failure is due in part or in full to reasons beyond Sublandlord's reasonable control, including without limitation, strikes or other labor difficulties, inability to obtain necessary governmental permits and approvals (including building permits or certificates of occupancy), war, riot, civil insurrection, accidents, acts of God and governmental preemption in connection with a national emergency (collectively referred to as "Force Majeure"). Likewise, Sublandlord shall not have any right to terminate this Sublease, because of Subtenant's failure to perform any of its obligations in the Sublease if the failure is due to reasons beyond Subtenant's reasonable control consistent with the definition of Force Majeure above.

     27.  Sublandlord's Representations and Warranties.
          --------------------------------------------

          (a) Sublandlord hereby represents and warrants to Subtenant that: (1) to Sublandlord's actual knowledge, the Master Lease is in full force and effect and neither Master Landlord nor Sublandlord is in default thereunder; (2) Sublandlord has full right and authority to enter into this Sublease; and, (3) to Sublandlord's actual knowledge, Sublandlord knows of no claims or defenses or circumstances which, with the passage of time, would lead to claims or defenses by Master Landlord against Sublandlord as tenant under the Master Lease. Sublandlord further agrees to provide Subtenant with notice and a copy of any amendments to the Master Lease that may hereafter be executed from time to time by Sublandlord and Master Landlord.

          (b) Subtenant hereby represents and warrants to Sublandlord that Subtenant has full right and authority to enter into this Sublease.

     28.  Rooftop Antenna and Satellite Dish.
          ----------------------------------

          (a) Subject to the consent of Sublandlord (which consent shall not be unreasonably withheld) and the consent of Master Landlord, as well as any conditions, approvals and requirements imposed by Sublandlord (in its reasonably discretion), and Master Landlord (pursuant to the terms of the Master Lease), Subtenant shall have a non-exclusive right, in common with the rights of Master Landlord, Sublandlord, any affiliates of Sublandlord, and others as may be designated or licensed by Master Landlord, to construct and install, at Subtenant's sole cost and expense, Communications Equipment (as defined in Section 8.25 of the Master Lease) on a portion of the roof of the Building, and in such other portions of the Building outside the Subleased Premises as Sublandlord (in its reasonable discretion) and Master Landlord may permit. The location of the Communications Equipment and all plans and specifications for installation of the same shall be subject to the prior written approval of Sublandlord, which approval shall not be unreasonably withheld, conditioned or delayed, as well as the prior written approval of Master Landlord pursuant to
Section 8.25 of the Master Lease.

          (b) Subtenant, at its sole cost and expense, shall obtain any and all permits, consents or governmental approvals as may be reasonable or necessary for the installation or operation of the Communications Equipment. Subtenant shall, at its sole cost and expense, repair any damage to the Building resulting from Subtenant's installation, operation, maintenance, repair, replacement or removal of the Communications Equipment. Upon expiration or earlier termination of this Sublease, Subtenant, at its sole cost and expense, shall remove the Communications Equipment and restore the Building as nearly as practicable to its condition prior to the installation thereof; provided, however, that Subtenant shall not be required to remove any conduits and wiring for such Communications Equipment which is located within walls or within ceiling plenums of the Building. Subtenant agrees that the Communications Equipment shall be of such types and frequencies that will not cause unreasonable interference with any other present or future communications equipment on the Property installed by Sublandlord or Master Landlord (including replacements thereof of the same power and frequency), or with the telecommunications services of Sublandlord (provided at the Property, or otherwise) or with the telecommunications services to any other subtenants in the Building. In the event the Communications Equipment causes such interference, notwithstanding any other provision in this Sublease to the contrary, Subtenant shall immediately upon having notice of such interference (whether such notice, in writing or otherwise, is from Sublandlord, Master Landlord or other persons) take all steps necessary to correct and eliminate the interference in a reasonable and timely manner, including temporary disconnect and shut down of the Communications Equipment causing the interference (except for intermittent operation for the purpose of testing, after performing maintenance, repair, modification, replacement or other action taken for the purpose of correcting such interference) until such interference is eliminated. Subtenant's rights under this Section 28 are subject to Subtenant's compliance with all of the conditions and limitations imposed on Sublandlord as are set forth in Section 8.25 of the Master Lease, and as may be imposed by Master Landlord and Sublandlord as part of their approvals of the Communications Equipment.

          (c) Subject to the limitations set forth in this subparagraph (c), Sublandlord agrees not to grant any other subtenant of the Building any of its rights to install Communications Equipment on the roof of the Building pursuant to Section 8.25 of the Master Lease. Notwithstanding the foregoing, Subtenant acknowledges and agrees that Sublandlord, and its affiliates, are in the communications businesses and nothing in this Section 28 shall in any way limit the rights of Sublandlord or any of its affiliates from exercising its rights under Section 8.25 of the Master Lease.

     29.  Damage and Destruction.  In the event that the Subleased Premises are
          ----------------------
damaged by fire or other casualty to such an extent that, pursuant to Section
6.1 of the Master Lease, Sublandlord has right to terminate under the Master Lease, then Subtenant may, at its election, terminate this Sublease by notice given to Sublandlord within 10 days following Subtenant's receipt from Sublandlord of the Project Architect's Determination (as defined in the Master Lease) and specifying the effective date of termination. The effective date of termination specified by Subtenant shall be not less than 30 days nor more than 45 days after the date of Subtenant's notice of termination. Notwithstanding the foregoing, in the event the Subleased Premises or the Building is damaged by fire or other casualty and the Master Lease is terminated pursuant to Sections 6.0, 6.1 or 6.2 of the Master Lease, this Sublease will terminate automatically on the date that the Master Lease terminates.

     30.  Condemnation.  Subject to Subtenant's rights set forth in Section
          ------------
32(b) below, In the event of a taking by condemnation or right of eminent domain the Sublease shall terminate automatically on the date the Master Lease terminates pursuant to Section 6.3 of the Master Lease. All proceeds of any award made for damages to the Subleased Premises or Building shall be paid consistently with the provisions of Section 6.4 of the Master Lease, provided that Subtenant shall have the right to make a separate claim for damages consistent with the Sublandlord's right to make a separate claim pursuant to the second paragraph of Section 6.4 of the Master Lease.

     31.  Self-Help.  In the event that the Master Landlord fails to make such
          ---------
repairs or to perform any other obligations as are required of Master Landlord under the Master Lease, and to the extent that Sublandlord has the right (but not the obligation) under Section 8.17 of the Master Lease to self-help, but Sublandlord does not exercise its remedy of self-help under Section 8.17, then, subsequent to the dates upon which Sublandlord had the right to invoke self-help, and upon elapse of not less than 5 business days' after written notice to Sublandlord and Master Landlord, Subtenant may exercise Sublandlord's right of self-help under Section 8.17 of the Master Lease. Sublandlord shall cooperate with Subtenant in triggering Sublandlord's right of self help under Section 8.17 of the Master Lease by delivering or joining in such notices to Master landlord as reasonably requested by Subtenant.

     If Subtenant shall at any time default in the performance of any obligation under this Sublease, Master Landlord and Sublandlord shall have the right, but shall not be obligated to, enter upon the Subleased Premises and to perform such obligation notwithstanding the fact that there may be no specific provision for such substitute performance by, Master Landlord or Sublandlord is made in this Sublease or in the Master Lease with respect to such default. In performing such obligation, Master Landlord and Sublandlord may make any payment of money or perform any other act. All sums so paid by Master Landlord or Sublandlord (together with interest at the rate of 1 1/2 percentage points over the then prevailing prime rate in Boston as set by BankBoston, N.A.) and all costs and expenses in connection with the performance of any such act of Master Landlord or Sublandlord, shall be deemed to be Additional Rent under this Sublease and shall be payable to Master Landlord or Sublandlord as the case may be on demand. Master Landlord or Sublandlord may exercise the foregoing rights without waiving any other of its rights or releasing Subtenant from any of its obligations under this Sublease.

     32.  Subtenant's Rights Upon Expansion of Subleased Premises.  In the event
          -------------------------------------------------------
and at such time as the Subleased Premises under this Sublease are expanded to include the entire Premises as defined in the Master Lease effective for the entire remaining term of this Sublease (the achievement of such an expansion in the Subleased Premises shall be referred to as a "100%

Sublease"), then Subtenant shall receive benefit of the additional rights described in this Section 32, subject to the continuing condition that the Subleased Premises continue to include the entire Premises as defined in the Master Lease:

          (a) Approval Rights Under Section 2.1.1 of the Master Lease.  So long
              -------------------------------------------------------
as there is no outstanding and continuing Event of Default under the Sublease then Subtenant shall be assigned the right of the Sublandlord pursuant to
Section 2.1.1 of the Master Lease. In any case where the consent of the Sublandlord pursuant to Section 2.1.1 of the Master Lease is required, Sublandlord shall notify Subtenant in writing of Subtenant's opportunity to provide such approval which notice shall specify a time limit of not less than ten business days for Subtenant to respond to the request for approval. Sublandlord shall cooperate with Subtenant in communication to Master Landlord regarding approval or rejection of Subtenant pursuant to Section 2.1.1 of the Master Lease as assigned to Subtenant pursuant to this Section 32(a) of the Sublease. In consideration of Sublandlord providing Subtenant such approval right, Subtenant agrees that, in the event that Subtenant, in its exercise of its right to approve pursuant to this Paragraph (a), either grants or withholds such approval, and Sublandlord notifies Subtenant that it expressly disagrees with Subtenant's decision regarding the approval, then Subtenant shall indemnify and hold harmless Sublandlord from and against any claims, damages, costs, or liabilities incurred by Sublandlord in connection with Subtenant's approval of, or failure to provide such approvals pursuant to Section 2.1.1, as the case may be.

          (b) Notwithstanding anything to the contrary in Sections 29 and 30 above, in the event that Subtenant is a subtenant under a 100% Sublease, then Subtenant shall have the right to exercise all of Sublandlord's rights to elect to continue or terminate the Master Lease under Article VI of the Master Lease in the event of a casualty or condemnation, subject to the conditions set forth in Article VI of the Master Lease.

     33.  Subtenant's Right to Cause a Termination of the Master Lease.  Subject
          -------------------------------------------------------------
to the conditions of this Section 33, Tenant shall have the right to cause the Sublandlord to exercise its termination right under Section 2.4.1 of the Master Lease. Subtenant may, at its option, by written notice ("Subtenant's Termination Notice") given by Subtenant to Sublandlord not later than September 30, 2003, elect to require Sublandlord to cancel and terminate the Master Lease with respect to the Premises (as defined therein) prior to the scheduled expiration of the Master Lease effective on the Early Termination Date (as defined in the Master Lease) but in no event earlier nor later than said date. Notwithstanding Subtenant's exercise of the option to require Sublandlord to exercise its option to terminate the Master Lease pursuant to Section 2.4.1 of the Master Lease, Subtenant shall pay Sublandlord all Monthly Rent, Additional Rent, and other amounts due from Subtenant (including, but not limited to, all past due amounts thereof) as such amounts and payments become due and payable in accordance with the requisite provisions of this Sublease through the Early Termination Date and on the Early Termination Date, Subtenant shall quit and vacate the Subleased Premises and surrender the same to Sublandlord in the condition required by the applicable provisions of this Sublease. In addition, Subtenant shall pay Sublandlord a termination payment (the "Subtenant's Termination Payment") which shall be determined as follows:

          (a) Subtenant's Termination Payment shall be $2,000,000 unless the conditions in subsection (b) below occur. [The following scenarios are provided as examples of situations in which Subtenant's Termination Payment would be $2,000,000: (i) If, in response to the Initial Section 38 Notice (as defined in Section 38 below), Subtenant exercises its right to sublease, and subleases, the Third Floor in accordance with the provisions of Section 38 below, then the Subtenant's Termination payment shall remain $2,000,000; (ii) Likewise, if, in response to the Initial Section 38 Notice, Subtenant does not exercise its right to sublease the Third Floor in accordance with the provisions of Section 38 below, but does provide Sublandlord with Subtenant's Termination Notice within 10 days after Subtenant's receipt of such Initial Section 38 Notice then the Subtenant's Termination payment shall remain $2,000,000.]

        (b)  In the event that:

               (i) Prior to September 30, 2003, the Third Floor becomes available for sublease because the sublease of the existing subtenant, Ab Initio Software Corporation ("Ab Initio"), is terminated due to a default or anticipated default by Ab Initio (as reasonably determined by Sublandlord), and/or its subleased premises are abandoned, and

               (ii) within 10 business days of Subtenant's receipt of the Initial Section 38 Notice arising from such termination or abandonment, Subtenant not only (x) fails to exercise its right to sublease the Third Floor, but also (y) fails to provide Sublandlord with Subtenant's Termination Notice, then the amount of Subtenant's Termination Payment shall thereafter be $2,300,000.

The parties acknowledge and agree that the Subtenant's Termination Payment is not a penalty but which is compensation for the privilege of requiring Sublandlord to terminate the Master Lease with respect to the Premises prior to the scheduled expiration of the Term. Subtenant acknowledges and agrees that the Subtenant's Termination Payment shall not be applied to or on account of any Monthly Rent, Additional Rent or other sums due under this Sublease. Subtenant shall deliver one half of the Subtenant's Termination Payment (i.e. $1,000,000 or $1,150,000, which is 1/2 of the amount determined pursuant to subparagraphs
(a) or (b) above) to Sublandlord in good funds on or before September 30, 2003 and Subtenant shall deliver the balance of the Subtenant's Termination Payment (i.e. $1,000,000 or $1,150,000, which is 1/2 of the amount determined pursuant to subparagraph (a) or (b) above) on or before the Early Termination Date. In the event that any amounts required to be paid by Subtenant pursuant to the second sentence of this Section are not finally determined as of the Early Termination Date, Subtenant shall make payment on account as reasonably estimated by Sublandlord, if so requested by Sublandlord and Subtenant shall make final payment of any remaining amounts due within 10 days after final billing by Sublandlord. In the event of overpayment by Subtenant on account of any of the foregoing amounts, Sublandlord shall promptly refund to Subtenant the amount in excess of the amount due by Subtenant. The provisions of the preceding sentences shall survive the termination of the Sublease. Time is of the essence with respect to all of the time periods, all of the payment terms and other provisions of this Section. Notwithstanding the giving of the Subtenant's Termination Notice or the termination of this Sublease, Sublandlord reserves the rights in the event Subtenant fails to comply with any of its obligations under this Section, all of which shall survive.

     34.  Extension of Master Lease.  In the event that Sublandlord, in
          -------------------------
Sublandlord's sole discretion, elects to extend the term of the Master Lease pursuant to Section 2.4.2 therein or otherwise or to continue to lease the Building commencing upon the expiration of this Sublease, then Sublandlord shall offer Subtenant the opportunity to extend the Term of this Sublease for a renewal term commencing on the day immediately succeeding the Expiration Date of this Sublease, and expiring simultaneous with the expiration of the Master Lease or Sublandlord's subsequent lease of the Building (the "Sublease Renewal Term"), subject to the further provisions of this section:

          (a) Subtenant must exercise the option with respect to the Sublease Renewal Term, if at all, by giving notice of exercise ("Subtenant's Notice") to Sublandlord on or before the date that is thirty (30) days after Subtenant's receipt of notice from Sublandlord that Sublandlord has elected to extend the term of the Master Lease or to continue to lease the Building. Subtenant will have no right to renew the term of this Sublease if Subtenant's Notice is not timely delivered or if there is an Event of Default under this Sublease at the time Subtenant's Notice is delivered.

          (b) The Renewal Term will be on the same terms and conditions as this Lease, except Monthly Rent, which shall be the prevailing market rate (as determined pursuant to subparagraphs (c) and (d) herein).

          (c) If Sublandlord and Subtenant are unable to agree on the renewal Monthly Rent for the Subleased Premises within 15 business days after Subtenant's Notice, Sublandlord and Subtenant will each appoint a real estate broker licensed in the State of Massachusetts specializing in the field of commercial sales and leasing and having at least five years experience in their field ("Qualified Broker") to determine the prevailing market rate for the Subleased Premises. If either Sublandlord or Subtenant does not appoint a Qualified Broker within 10 days after the other has given notice of the name of its broker, the single Qualified Broker appointed will be the sole Qualified Broker and will set the prevailing market rate for the Subleased Premises. If two Qualified Brokers are appointed pursuant to this paragraph, they will meet promptly and attempt to set the prevailing market rate for the Subleased Premises. If they are unable to agree within 30 days after the second Qualified Broker has been appointed, they will attempt to elect a third Qualified Broker, meeting the qualifications stated in this paragraph, within 10 days after the last day the two Qualified Brokers are given to set the prevailing market rate of the Subleased

Premises. If they are unable to agree on a third Qualified Broker, either Sublandlord or Subtenant, by giving 10 days' prior notice to the other, can apply to the then-presiding president of the local Board of Realtors for the selection of a third Qualified Broker who meets the qualifications stated in this paragraph. Sublandlord and Subtenant will each bear one-half of the cost of appointing the third Qualified Broker and of paying the third broker's fee. The third broker, however selected, must be a person who has not previously acted in any capacity for either Sublandlord or Subtenant. Within 30 days after selection of the third Qualified Broker, a majority of the Qualified Brokers will set the prevailing market rate for the Subleased Premises.

          (d) The "prevailing market rate of the Subleased Premises" means what a Sublandlord under no unusual compulsion to sublease the Subleased Premises and a Subtenant under no unusual compulsion to sublease the Subleased Premises would determine as rent (including initial Monthly Rent and rental increases) for the Term as of the time of Subtenant's Notice, taking into consideration the uses permitted under this Sublease; the quality, size, design, and location of the Subleased Premises; and the rent for comparable buildings located in the Route 128 sub-market, the term of the renewal period, and amenities such as parking, location, and signage.

          (e) Subtenant will have no further rights to extend the term beyond the Sublease Renewal Term.

     35.  Signage.
          -------

          (a) Subtenant has requested that Master Landlord permit Subtenant to install signage on the side of the Building consistent with the restrictions set forth in Section 8.21 of the Master Lease. Master Landlord has conditioned its agreement to permit Subtenant the right to install signage in accordance with
Section 8.21 of the Lease upon Sublandlord's agreement to pay Master Landlord an additional portion of the Assignment/Sublease Profits (as defined in the Master Lease). Subject to the following conditions, Sublandlord will not object to Subtenant's agreement with Master Landlord regarding signage:

               (1) Subtenant's right to install signage is subject to all of the restrictions and conditions set forth in Section 8.21(A) of the Master Lease as if Sublandlord were the Master Landlord, and Subtenant were the Tenant. Subtenant shall comply with Section 8.21 of the Master Lease and any additional terms and conditions imposed by Master Landlord on Subtenant's signage.

               (2) Subtenant shall reimburse Sublandlord for fifty percent (50%) of any portion of the Assignment/Sublease Profits which Sublandlord is required to pay to the Master Landlord as a result of Subtenant's exercise its right to install signage pursuant to this Section 35(a) (the "Signage Reimbursement"). Subtenant acknowledges that, in the absence of Master Landlord's agreement to permit Subtenant the right to install Building

     Signage, Sublandlord is required to pay to Master Landlord 50% of the Assignment/Sublease Profits. Therefore, in the event that Subtenant chooses to exercise its right pursuant to this Section 35(a), Subtenant shall reimburse Sublandlord for fifty percent (50%) of any portion of the Assignment/Sublease Profits paid to or to be paid to Master Landlord in excess of the 50% of the Assignment/Sublease Profits payable to the Master Landlord pursuant to Section 5.6.5 of the Master Lease. The Signage Reimbursement shall be paid as Additional Rent commencing on the date on which Subtenant exercises its right under this Section 35(a).

               (3) In the event that: (A) Subtenant executes a 100% Sublease,
     (B) there are no uncured Events of Default thereunder, and (C) the Sublandlord's obligation to pay any portion of the Assignment/Sublease Profits which Sublandlord is required to pay to the Master Landlord as a result of Subtenant's exercise of its right to install signage pursuant to this Section 35(a) to Master Landlord is terminated, then Subtenant likewise shall be relieved of its obligation to pay the Signage Reimbursement.

          (b) Subject to the approval of Master Landlord, Subtenant shall have the right (without any cost or expense to Subtenant) to an identification sign at the Spring Street entrance to the office park which includes the Building and to directional signs in the office park consistent with Section 8.21 of the Master Lease and consistent with the description of the signage shown on the plans entitled "Spring Street Office Park Signage Plan, Progress Print" dated April 1, 1998 and prepared by Pressly Associates for Boston Properties, Inc.

          (c) Subtenant shall have the right, exclusive of all other subtenants in the building, to install a monument sign near the entrance to the Building at Subtenant's expense and as otherwise reasonably approved by Master Landlord and Sublandlord.

     36.  Right of First Refusal on Garden Level Space.
          --------------------------------------------

          (a) Subtenant shall have a one-time right of first refusal with respect to the leasing of the entire Garden Level of the Building (exclusive of that portion which is included within the Subleased Premises) and generally depicted on Exhibit C to this Sublease (the "Garden Level Space"), subject to
            ---------
and in accordance with the terms and conditions set forth in this Section 36.
If Sublandlord receives a bona fide offer to sublease the Garden Level Space on terms and conditions that Sublandlord would be willing to accept (an "Offer") from a third-party offeror ("Third-Party Offeror"), then Sublandlord will provide Subtenant with written notice of such Offer ("Sublandlord's Notice"). Subtenant will have the right to sublease the Garden Level Space that is the subject of the Offer, on terms not less favorable to Subtenant than those of the Offer, if and only if:

               (1) There is no current Event of Default under this Sublease at the time Subtenant seeks to exercise such right or at the time the Garden Level Space is added to the Subleased Premises.

               (2) Subtenant delivers to Sublandlord written notice exercising its right to Sublease the Garden Level Space within ten business days following receipt of Sublandlord's Notice.

          (b) If Subtenant exercises its right to Sublease the Garden Level Space, but fails to execute the Offer Amendment (as hereafter defined) within ten business days after presentation of the same to Subtenant, Subtenant will have no further right to Sublease the Garden Level Space and this Section 36 shall be deemed to have no further force or effect whatsoever. If Subtenant exercises its right to Sublease the Garden Level Space, Sublandlord and Subtenant will enter into an amendment to this Sublease ("Offer Amendment"), which shall be subject to the following terms and conditions.

               (1) The Garden Level Space will be added to the Subleased Premises on the same terms and conditions as the Sublease, except (A) the economic terms of the Offer Amendment will be the same as those set forth in the Offer, and (B) Subtenant shall not be entitled to any rent abatement, rent credit, tenant improvement allowance, or any other concessions, except as set forth in the Offer.

               (2) The Garden Level Space will be added to the Subleased Premises for a term concurrent with the Term, as the same may have been extended.

               (3) The commencement date for the leasing of the Garden Level Space will be either (a) the date the Garden Level Space was to have been leased pursuant to the offer in question, or (b) such earlier date as agreed to by Subtenant.

               (4) Subtenant will take the Garden Level Space in the condition described in the Offer.

               (5) The Subtenant shall be entitled to an allocation of parking spaces for the Garden Level Space consistent with the number of spaces specified in the Offer.

          (c) The rights of Subtenant under this Section are appurtenant to this Sublease and are not separately transferable.

          (d) Subtenant shall be entitled to terminate any Sublease only with respect to the Garden Level Space if Sublandlord fails to deliver possession of the Garden Level Space within 60 days of the parties' agreed-upon commencement date for the Sublease of the Garden Level

Space. Subtenant shall not be liable for Monthly Rent or Additional Rent prior to the date upon which possession of the Garden Level Space is delivered to Subtenant.

     37.  Right of First Offer on Garden Level of the Building.
          ----------------------------------------------------

          (a) In the event that Subtenant fails to sublease the Garden Level Space pursuant to Section 36 above, then, subject to, and subsequent to the expiration or termination of any initial sublease with another subtenant for the premises located on the Garden Level of the Building (the "Garden Level"), Subtenant shall have a right of first opportunity with respect to the subleasing of the Garden Level Space, subject to and in accordance with the terms and conditions set forth in this Section 37. At such time which is subsequent to the commencement of the initial sublease with another subtenant for premises in the Garden Level, but prior to the expiration date of such initial sublease (as opposed to any earlier termination of such initial sublease), that Sublandlord desires to enter into negotiations for the subsequent sublease of the Garden Level Space, Sublandlord will first give written notice to Subtenant as to such expectation (the "Section 37 Notice"). Subtenant will have the right to sublease the Garden Level Space, if and only if:

               (1) The subtenant located in the Garden Level does not renew, extend or expand its premises under its Sublease.

               (2) There is no current Event of Default under this Sublease at the time Subtenant seeks to exercise such right.

               (3) Subtenant delivers to Sublandlord written notice ("Subtenant's Notice") exercising its right to sublease the Garden Level Space within ten business days following receipt of the Section 37 Notice.

               (4) If Subtenant fails to timely exercise its right to the Garden Level Space, or fails to execute the Section 37 Amendment (as hereafter defined) within 10 business days of presentation of the Amendment to Subtenant), Subtenant will have no further right to sublease the Garden Level Space except pursuant to sub-section 37(c) below. If Subtenant exercises its right to sublease the Garden Level Space, Sublandlord and Subtenant will enter into an amendment to this Sublease (the "Section 37 Amendment") providing for the following terms and conditions.

                   (A) The Garden Level Space will be added to the Subleased Premises for a term concurrent with the Term.

                   (B) Monthly Rent per square foot for the Garden Level Space (excluding the Interior Garden Level Space, as hereinafter defined) shall be determined as follows: (i) from the Commencement Date through July 30, 2003, Monthly Rent for the Garden Level Space shall be $31.00 per rentable square foot of the Garden Level Space; and (ii) from August 1, 2003 through the Expiration Date, Monthly Rent for the Garden Level Space shall be $32.00 per rentable square foot of the Garden Level Space. Monthly Rent for any portion of the Garden Level

     Space that is identified on Exhibit C per square foot of such Interior
                                 ---------
     Garden Level Space. hereto as the "Interior Garden Level Space") shall be $24.50 per square foot of such Interior Garden Level Space.

               (C) The commencement date for the subleasing of the Garden Level Space will be the date the Garden Level Space is ready for occupancy.

               (D) Subtenant will take the Garden Level Space in an "as-is" condition.

               (E) Subtenant shall not have the right hereunder to sublease less than all of the Garden Level Space which is offered for sublease in the
     Section 37 Notice.

               (F) Within 10 business days after receipt from Sublandlord, Subtenant shall execute and deliver to Sublandlord those instruments, including the Section 37 Amendment, Sublandlord may reasonably request to evidence any sublease of the Garden Level Space under this Section 37.

               (G) The rights of Subtenant under this Section are appurtenant to this Sublease and are not separately transferable.

               (H) All other terms and conditions will be the same as contained in this Sublease, provided, however, Subtenant shall not be entitled to receive any tenant improvement allowance, rent concessions, rent abatement, rent credit, any parking spaces (except those that may have been provided to the initial subtenant in the initial sublease for the Garden Level Space) or other concessions.

     (b) Sublandlord shall not be liable for any damages to Subtenant for any failure to deliver possession of the Garden Level Space by reason of holding over by third parties, provided, however, that Subtenant shall be entitled to terminate any sublease only with respect to the Garden Level Space if Sublandlord fails to deliver possession of the Garden Level Space within 60 days of the parties' agreed upon commencement date for the Sublease of the Garden Level Space. Subtenant shall not be liable for Monthly Rent or Additional Rent prior to the date upon which possession of the Garden Level Space is delivered to Subtenant.

     (c) If Subtenant declines to accept the offer to lease the Garden
Level Space pursuant to the Section 37 Notice and Sublandlord subsequently subleases the Garden Level Space to another subtenant (a "Garden Level Sublease"), then if: (1) such Garden Level Sublease expires or terminates prior to the Expiration Date of this Sublease, and (2) Sublandlord again desires to enter into negotiations for a sublease of the Garden Level Space, Sublandlord shall again issue a Section 37 Notice to Subtenant and repeat the process set forth in this Section 37.

     38.  Right of First Offer on the Third Floor.
          ---------------------------------------

          (a) In the event, and only in the event, of an early termination of the Ab Initio Software Corporation ("Ab Initio") sublease for the entire third floor of the Building (the "Third Floor) or if the Third Floor should subsequently become available for sublease, or if Sublandlord has an option to recapture the Third Floor as provided in Section 38 below or otherwise, Subtenant shall have a right of first opportunity with respect to the subleasing of the Third Floor, subject to and in accordance with the terms and conditions set forth in this Section 38. At such time that Sublandlord desires to enter into negotiations for the subsequent sublease of the Third Floor, or if Sublandlord has an opportunity to recapture the Third Floor as provided in
Section 39 below or otherwise, Sublandlord will first give written notice to Subtenant as to such expectation (the "Section 38 Notice"; provided, however, that the first Section 38 Notice provided by Sublandlord to Subtenant may be referred to in this Sublease as the "Initial Section 38 Notice"). Subtenant will have the right to sublease the Third Floor, if and only if:

          (1) There is no current Event of Default under this Sublease at the time Subtenant seeks to exercise such right.

          (2) Subtenant delivers to Sublandlord written notice ("Subtenant's Notice") exercising its right to sublease the Third Floor within ten business days following receipt the Section 38 Notice.

          (3) If Subtenant fails to timely exercise its right to the Third Floor, or fails to execute the Third Floor Amendment (as hereafter defined) within 10 business days of presentation of the Third Floor Amendment to Subtenant (and provided that the Subtenant and Sublandlord have determined the Monthly Rent for the Third Floor in accordance with subparagraph (B) below), Subtenant will have no further right to sublease the Third Floor and this
Section 38 shall be deemed to have no further force or effect whatsoever. If Subtenant exercises its right to sublease the Third Floor, Sublandlord and Subtenant will enter into an amendment to this Sublease ("Third Floor Amendment") providing for the following terms and conditions.

          (4) The Third Floor will be added to the Subleased Premises for a term concurrent with the Term.

          (5) Monthly Rent per square foot for the Third Floor shall be determined as follows: (i) from the Commencement Date through October 31, 2002, Monthly Rent for the Third Floor shall be $31.50 per rentable square foot of the Third Floor; and (ii) from November 1, 2002 through the Expiration Date, Monthly Rent for the Third Floor shall be $33.50 per rentable square foot of the Third Floor.

          (6) The commencement date for the subleasing of the Third Floor will be the date the Third Floor is ready for occupancy.

          (7) If the Third Floor has been previously built out and occupied by any subtenant, then the Subtenant shall accept the Third Floor in "as-is" condition. If the Third Floor has not been previously built out and occupied by another subtenant, then Subtenant shall be provided an allowance for improvements of $25 per square foot of the Rentable Area of the Third Floor.

          (8) Subtenant shall not have the right hereunder to sublease less than all of the Third Floor which is offered for sublease in the Section 38 Notice.

          (9) Within 10 days after receipt from Sublandlord, Subtenant shall execute and deliver to Sublandlord those instruments, including the Third Floor Amendment, Sublandlord may reasonably request to evidence any sublease of the Third Floor under this Section 38.

         (10) The rights of Subtenant under this Section are appurtenant to this Sublease and are not separately transferable.

         (11) All other terms and conditions will be the same as contained in this Sublease, provided, however, Subtenant shall not be entitled to receive any tenant improvement allowance, rent concessions, rent abatement, rent credit, parking spaces (other than the number of parking spaces which were provided to Ab Initio in its initial sublease of the Third Floor) or other concessions.

     (b) Sublandlord shall not be liable for any damages to Subtenant for any failure to deliver possession of the Third Floor by reason of holding over by third parties, provided, however, that Subtenant shall be entitled to terminate any sublease only with respect to the Third Floor if Sublandlord fails to deliver possession of the Third Floor within 60 days of the parties' agreed upon commencement date for the Sublease of the Third Floor. Subtenant shall not be liable for Monthly Rent or Additional Rent prior to the date upon which possession of the Third Floor is delivered to Subtenant.

     (c) If Subtenant declines to accept the offer to lease the Third Floor pursuant to the Section 38 Notice and Sublandlord subsequently subleases the Third Floor to another subtenant (a "Third Floor Sublease"), then if: (1) such Third Floor Sublease expires or terminates prior to the Expiration Date of this Sublease, and (2) Sublandlord again desires to enter into negotiations for a sublease of the Third Floor, Sublandlord shall again issue a Section 38 Notice to Subtenant and repeat the process set forth in this Section 38.

 39.  Right of First Offer in the Event of Landlord's Recapture of Third
      ------------------------------------------------------------------
Floor Premises.
--------------

          (a) In any sublease for premises located on the third floor of the Building between Sublandlord and any subtenant other than the initial subtenant of such premises (a "Non-

Initial Subtenant"), Sublandlord shall include a provision in such sublease which allows Sublandlord the right, but not the obligation, to recapture any portion of such third floor premises which the Non-Initial Subtenant attempts to sublet to a third party (the "Recapture Space").

          (b) Subtenant shall have a right of first opportunity with respect to the subleasing of the Recapture Space, subject to and in accordance with the terms and conditions set forth in Section 38 above. In the event that Sublandlord has the opportunity to recapture the Recapture Space pursuant to a recapture provision in such Non-Initial Subtenant's sublease, Sublandlord will give written notice to Subtenant as to such opportunity (the "Recapture Notice"). Subtenant will have the right to sublease the Recapture Space on terms and conditions consistent with the requirements of Section 38 above.

     40.  Financial Reports.  On or before March 31 of each year during the
          -----------------
Term, Subtenant will furnish Sublandlord with Subtenant's most recent audited financial statements (including any notes to them) to Sublandlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant, which financial statements will be provided to Sublandlord within 120 days of the last day of Subtenant's fiscal year. Sublandlord will not disclose any aspect of Subtenant's financial statements which Subtenant designates to Sublandlord as confidential except (a) to Sublandlord's lenders or prospective purchasers of the Property, (b) in litigation between Sublandlord and Subtenant, and (c) if required by court order.

     41.  Rule Against Perpetuities.  Notwithstanding any other provision of
          -------------------------
this Sublease, if the Commencement Date does not occur by the date ten (10) years after the date of this Sublease, then this Sublease shall be deemed canceled and terminated ten (10) years from the date hereof without the necessity of any notice or act by Sublandlord or Subtenant. It is understood and agreed that the provisions of the preceding sentence are intended to prevent this Sublease from becoming unenforceable by reason of a claim that, without such provisions, this Sublease might violate the rule against perpetuities, and such provisions shall not operate so as to relieve Sublandlord or Subtenant from performing and observing their respective obligations which are to be performed or observed prior to the expiration of said ten (10) year period.

     42.  Severability.  If any clause or provision of this Sublease is illegal,
          ------------
invalid, or unenforceable under present or future laws effective during the Term, then in that event, it is the intention of the parties hereto that the remainder of the Sublease shall not be affected thereby.

     Sublandlord and Subtenant have executed this Sublease as of the date first above written.
SUBLANDLORD:                             SUBTENANT:

MEDIAONE OF DELAWARE, INC., a            SEGUE SOFTWARE, INC., a Delaware
Delaware corporation                          corporation


By /s/ DOUG HOLMES                         By  /s/ STEPHEN B. BUTLER
   ------------------------------             ------------------------------
Name  Doug Holmes                        Name Stephen B. Butler
    -----------------------------             ------------------------------
Its EVP - Business Dev.                  Its  CEO
   ------------------------------             ------------------------------

APPROVED AS TO LEGAL FORM by counsel to
Sublandlord:

Fisher & Sweetbaum, P.C.


By  Margaret M. ^^^
    -----------------------------
Date  4/7/98
    -----------------------------


STATE OF   Colorado              )
        -------------------------) ss.
           COUNTY OF Douglas     )
                    -------------

     The foregoing instrument was acknowledged before me this 8th day of April, 1998, by Doug Holmes as EVP-BUS DEV as of MediaOne of Delaware, Inc., a Delaware corporation.

        WITNESS my hand and official seal.


                                    /s/ ^^^
                                    -----------------------
                                    Notary Public

     My commission expires ^^ August 18, 1999
                           -----------------------

STATE OF Massachusetts             )
        ---------------------------) ss.
           COUNTY OF Middlesex     )
                     --------------

     The foregoing instrument was acknowledged before me this 6th day of

       April                                       Stephen B. Butler
_______________________________________, 1998, by______________________________
         CEO
as _________________________________ of Segue Software, Inc., a Delaware
corporation.

     WITNESS my hand and official seal.

                                    /s/ Debra ^^^
                                    ------------------------
                                    Notary Public

     My commission expires  September 6, 2002
                           --------------------

                                   EXHIBIT A

                           Initial Subleased Premises
                           --------------------------

                                  EXHIBIT A

                              Lower Level Space
                            ---------------------

                                   EXHIBIT A

                             First Expansion Space
                             ---------------------

                                   EXHIBIT A

                             Second Expansion Space
                             ----------------------

                                   EXHIBIT B

                               Occupancy Schedule
                               ------------------

Scheduled Delivery Date         Subleased Premises

                                8/1/98--       40,500 rentable square feet
                                generally depicted on Exhibit A attached hereto
                                                      ---------
                                and identified as the "Initial Subleased
                                Premises".

                                1/1/99--        12,000 rentable square feet
                                generally depicted on Exhibit A attached hereto
                                                      ---------
                                and identified as the "First Expansion Space".

                                7/1/99--        15,000 rentable square feet
                                generally depicted on Exhibit A attached hereto
                                                      ---------
                                and identified as the "Second Expansion Space".

The term "Subleased Premises" as it is used in this Sublease will mean those portions of the Building occupied by Subtenant in accordance with the above schedule. The total rentable square feet of the Premises on July 1, 1999 will be 67,500 rentable square feet.

                                   EXHIBIT C

                              GARDEN LEVEL SPACE
                              ------------------

                                   EXHIBIT D


     A CERTAIN PARCEL OF LAND SITUATED ON THE WESTERLY SIDE OF SPRING STREET IN THE TOWN OF LEXINGTON AND THE WESTERLY SIDE OF SMITH STREET IN THE CITY OF WALTHAM, IN THE COUNTY OF MIDDLESEX, COMMONWEALTH OF MASSACHUSETTS, BOUNDED AND DESCRIBED AS FOLLOWS:

     BEGINNING AT A POINT IN THE MOST NORTHWESTERLY END OF SMITH STREET AT THE LEXINGTON-WALTHAM CITY LINE AT THE EASTERLY CORNER OF THE GRANTED PREMISES; THENCE

S07-18-13W       BY THE WESTERLY LINE OF SMITH STREET, A DISTANCE OF SIXTY-SIX
                 AND NO HUNDREDTHS FEET (66.00) TO A POINT AT LAND NOW OR
                 FORMERLY OF HONEYWELL, INC.; THENCE

N66-14-17W       A DISTANCE OF NINE AND ELEVEN HUNDREDTHS FEET (9.11) TO A
                 CONCRETE BOUND; THENCE

N66-14-17W       A DISTANCE OF ONE HUNDRED THIRTY-THREE AND TWENTY-EIGHT
                 HUNDREDTHS FEET (133.28) TO A DRILL HOLE; THENCE

N65-05-29W       A DISTANCE OF ONE HUNDRED EIGHTY-ONE AND TWENTY-SIX HUNDREDTHS
                 FEET (181.26) TO A DRILL HOLE; THENCE

N65-53-34W       A DISTANCE OF ONE HUNDRED THIRTY-SIX AND THREE HUNDREDTHS FEET
                 (136.03) TO A DRILL HOLE; THENCE

N65-14-54W       A DISTANCE OF TWO HUNDRED THIRTY-THREE AND FIFTY HUNDREDTHS
                 FEET (233.50) TO A DRILL HOLE; THENCE

N61-43-52W       A DISTANCE OF THIRTY-TWO AND THIRTY-FOUR HUNDREDTHS FEET
                 (32.34) TO A POINT; THENCE

N64-09-50W       A DISTANCE OF SEVENTY-ONE AND SIXTY-SIX HUNDREDTHS FEET (71.66)
                 TO A POINT; THENCE

N69-26-07W       A DISTANCE OF ONE HUNDRED SEVEN AND TWENTY-ONE HUNDREDTHS FEET
                 (107.21) TO A POINT; THENCE

N66-07-42W      A DISTANCE OF NINETY-EIGHT AND FIFTY-FOUR
                HUNDREDTHS FEET (98.54) TO A POINT; THENCE

N62-12-30W      A DISTANCE OF TWENTY-NINE AND NINETY HUNDREDTHS
                FEET (29.90) FEET TO A POINT; THENCE

N69-32-17W      A DISTANCE OF THIRTY AND ONE HUNDREDTH FEET (30.01)
                TO A POINT; THENCE

N65-08-00W      A DISTANCE OF ONE HUNDRED EIGHTY-THREE AND SIX
                HUNDREDTHS FEET (183.06) TO A POINT; THENCE

N67-16-12W      A DISTANCE OF ONE HUNDRED SEVENTY-THREE AND FIFTY-
                SIX HUNDREDTHS FEET (173.56) TO A POINT; THENCE

N67-06-03W      A DISTANCE OF TWELVE AND FIFTY-FOUR HUNDREDTHS FEET
                (12.54) TO A POINT IN THE EASTERLY LINE OF NORTHERN
                CIRCUMFERENTIAL HIGHWAY (ROUTE 128); THE PREVIOUS
                FOURTEEN (14) COURSES BY LAND NOW OR FORMERLY OF
                HONEYWELL, INC.; THENCE

NORTHERLY       AND CURVING TO THE LEFT ALONG THE ARC OF A CURVE
                HAVING A RADIUS OF FIVE THOUSAND ONE HUNDRED FIFTY
                AND NO HUNDREDTHS FEET (5150.00), A LENGTH OF THIRTY-
                EIGHT AND THIRTY-THREE HUNDREDTHS FEET (38.33) TO A
                POINT OF TANGENCY; THENCE

N09-12-32W      A DISTANCE OF TWENTY-FIVE AND THIRTY-THREE
                HUNDREDTHS FEET (25.33) TO A POINT IN THE LEXINGTON-
                WALTHAM CITY LINE; THENCE

N09-12-32W     A DISTANCE OF ONE THOUSAND FOUR HUNDRED FORTY-
                SEVEN AND THIRTEEN HUNDREDTHS FEET (1447.13) TO A STONE BOUND AT RAMP TO ROUTE 2; THE PREVIOUS THREE
                (3) COURSES BEING ALONG THE EASTERLY LINE OF
                NORTHERN CIRCUMFERENTIAL HIGHWAY (ROUTE 128);
                THENCE

N39-48-23E      A DISTANCE OF ONE HUNDRED THIRTY-TWO AND TWENTY-
                TWO HUNDREDTHS FEET (132.22) TO A STONE BOUND; THENCE

N59-18-34E      A DISTANCE OF THREE HUNDRED EIGHTY-FOUR AND SIXTEEN
                HUNDREDTHS FEET (384.16) TO A POINT AT LAND NOW OR
                FORMERLY OF DORIS FLOYD; THE PREVIOUS TWO (2)
                COURSES BEING ALONG THE SOUTHEASTERLY LINE OF RAMP
                TO ROUTE 2; THENCE

S26-59-10E      A DISTANCE OF ONE HUNDRED TWENTY-FIVE AND SIXTEEN
                HUNDREDTHS FEET (125.16) TO A DRILL HOLE; THENCE

S28-15-30E      A DISTANCE OF FIFTY-THREE AND SEVENTEEN HUNDREDTHS
                FEET (53.17) TO A DRILL HOLE; THENCE

S18-58-40E      A DISTANCE OF FORTY AND NINETY HUNDREDTHS FEET
                (40.90) TO A DRILL HOLE; THENCE

S27-06-00E      A DISTANCE OF ONE HUNDRED TWENTY-THREE AND EIGHT
                HUNDREDTHS FEET (123.08) TO A DRILL HOLE; THENCE

S26-34-20E      A DISTANCE OF ONE HUNDRED SIXTY-SEVEN AND NO
                HUNDREDTHS FEET (167.00) TO A DRILL HOLE; THENCE

S26-55-40E      A DISTANCE OF TWO HUNDRED TWELVE AND NINETY-ONE
                HUNDREDTHS FEET (212.91) TO A DRILL HOLE; THE PREVIOUS
                SIX (6) COURSES BY LAND NOW OR FORMERLY OF DORIS
                FLOYD; THENCE

S26-22-20E      BY LANDS NOW OR FORMERLY OF DORIS FLOYD AND NOW OR
                FORMERLY OF FRANCIS A. & THELMA P. GALLAGHER, A
                DISTANCE OF TWO HUNDRED THIRTY-FIVE AND NINETY-
                SEVEN HUNDREDTHS FEET (235.97) TO A DRILL HOLE; THENCE

S27-14-50E      BY LANDS NOW OR FORMERLY OF FRANCIS A. & THELMA P.
                GALLAGHER AND NOW OR FORMERLY OF EDWARD J. &
                CHERYL B. PANJIAN, A DISTANCE OF TWO HUNDRED
                SEVENTY-TWO AND EIGHTEEN HUNDREDTHS FEET (272.18) TO
                A DRILL HOLE; THENCE

S26-01-20E      BY LAND NOW OR FORMERLY OF JACK PANJIAN & BARBARA
                JONES, A DISTANCE OF ONE HUNDRED FIFTY-TWO AND
                TWENTY-THREE HUNDREDTHS FEET (152.23) TO A DRILL
                HOLE; THENCE

S29-19-00E      A DISTANCE OF EIGHTY AND TWENTY-EIGHT HUNDREDTHS
                FEET (80.28) TO A DRILL HOLE; THENCE

S25-07-40E      A DISTANCE OF TWENTY-NINE AND FOURTEEN HUNDREDTHS
                FEET (29.14) TO A POINT; THENCE

S25-07-40E      A DISTANCE OF SIXTEEN AND NO HUNDREDTHS FEET (16.00)
                TO A DRILL HOLE; THE PREVIOUS THREE (3) COURSES BY
                LAND NOW OR FORMERLY OF GEORGE G. & MAUREEN G.
                CAGLIUSO; THENCE

S30-43-20E      BY LANDS NOW OR FORMERLY OF GEORGE G. & MAUREEN G.
                CAGLIUSO AND NOW OR FORMERLY OF DOMINICK JR. &
                CATHERINE P. MORLEY, A DISTANCE OF ONE HUNDRED SIX
                AND NINETY-FIVE HUNDREDTHS FEET (106.95) TO A DRILL
                HOLE; THENCE

S24-41-20E      BY LANDS NOW OR FORMERLY OF DOMINICK JR &
                CATHERINE P. MORLEY AND NOW OR FORMERLY OF WARREN
                W. & ELIZABETH B. FOX, A DISTANCE OF TWO HUNDRED
                ELEVEN AND THIRTY-TWO HUNDREDTHS FEET (211.32) TO A
                DRILL HOLE; THENCE

S10-58-35E      A DISTANCE OF SIXTEEN AND THIRTY-TWO HUNDREDTHS
                FEET (16.32) TO A DRILL HOLE; THENCE

S26-50-00W      A DISTANCE OF THIRTY-FOUR AND FORTY-ONE HUNDREDTHS
                FEET (34.41) TO A DRILL HOLE; THENCE

S43-58-40W      A DISTANCE OF THIRTY-FIVE AND TWENTY-SIX HUNDREDTHS
                FEET (35.26) TO A DRILL HOLE; THENCE

S38-40-15W      A DISTANCE OF FIFTY-ONE AND ELEVEN HUNDREDTHS FEET
                (51.11) TO A POINT; THENCE

S63-09-29E      A DISTANCE OF FOUR HUNDRED SEVENTY-THREE AND NO
                HUNDREDTHS FEET (473.00) TO A POINT IN THE WESTERLY
                LINE OF SPRING STREET; THE PREVIOUS FIVE (5) COURSES BY
                LAND NOW OR FORMERLY OF WARREN W. & ELIZABETH B.
                FOX; THENCE

S06-40-02W      BY THE WESTERLY LINE OF SPRING STREET, A DISTANCE OF
                THREE HUNDRED FIFTY AND NO HUNDREDTHS FEET (350.00)
                TO A POINT; THENCE

S66-17-44E      ALONG THE LEXINGTON-WALTHAM CITY LINE, A DISTANCE
                OF NINE AND NINETY-ONE HUNDREDTHS FEET (9.91) TO THE
                POINT OF BEGINNING.

     THE ABOVE DESCRIBED PARCEL OF LAND CONTAINS AN AREA OF 80,269 SQUARE FEET, MORE OR LESS, OR 1.8428 ACRES, MORE OR LESS, IN WALTHAM AND 1,585,767 SQUARE FEET, MORE OR LESS, OR 36.404 ACRES, MORE OR LESS, IN LEXINGTON AND IS MORE PARTICULARLY SHOWN AS "ROAD A", PARCEL A, LOT 1 AND LOT 2 ON A PLAN ENTITLED "PLAN OF LAND IN LEXINGTON & WALTHAM, MASS. (MIDDLESEX COUNTY PREPARED FOR: 191 SPRING STREET TRUST, SCALE: 80 FEET TO AN INCH, DATED MAY 15, 1996 BY BSC - BEDFORD" RECORDED WITH THE MIDDLESEX SOUTH DISTRICT REGISTRY OF DEEDS AS PLAN NO. 498 OF 1996.

                                      -9-